UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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FLEETCOR TECHNOLOGIES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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2013 PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

The Annual Meeting of Stockholders of FleetCor Technologies, Inc. will be held at

5445 Triangle Parkway, Norcross, GA 30092

on May 30, 2013 at 10:00 a.m.

April 23, 2013

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of FleetCor Technologies, Inc., which will be held at our corporate offices at 5445 Triangle Parkway, Norcross, GA 30092, on Thursday, May 30, 2013 at 10:00 a.m.

The attached Notice of Annual Meeting of Stockholders and Proxy Statement contain details of the business to be conducted at the Annual Meeting.

Whether or not you attend the Annual Meeting, it is important that your shares be represented and voted at the meeting. Therefore, I urge you to promptly vote and submit your proxy by phone or by signing, dating, and returning the enclosed proxy card in the enclosed envelope. If you decide to attend the Annual Meeting, you will be able to vote in person, even if you have previously submitted your proxy.

On behalf of the Board of Directors, I would like to express our appreciation for your continued interest in the affairs of FleetCor. I look forward to greeting as many of our stockholders as possible.

Sincerely,

Ronald F. Clarke
Chairman and Chief Executive Officer

FLEETCOR TECHNOLOGIES, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To our stockholders:

The Annual Meeting of the Stockholders of FleetCor Technologies, Inc. will be held at our corporate offices at 5445 Triangle Parkway, Norcross, GA 30092, on May 30, 2013 at 10:00 a.m. for the following purposes:

1.	To elect two directors as described in this Proxy Statement.

2.	To ratify the selection of Ernst & Young LLP as our independent auditor for fiscal year 2013.

3.	To approve the amendment to the FleetCor Technologies, Inc. 2010 Equity Compensation Plan to increase the number of common shares that may be issued under the plan.

4.	To transact such other business as may properly come before the Annual Meeting.

Only stockholders of record at the close of business on April 12, 2013 are entitled to receive notice of, and to vote at, the Annual Meeting. The Proxy Statement was first mailed to stockholders on or about April 23, 2013.

By order of the Board of Directors

Eric R. Dey
Secretary and Chief Financial Officer

Atlanta, Georgia

April 23, 2013

IMPORTANT

Whether or not you expect to attend the Annual Meeting in person, we urge you to vote your shares at your earliest convenience. This will ensure the presence of a quorum at the meeting. Promptly voting your shares via the Internet, by telephone, or by signing, dating, and returning the enclosed proxy card will save us the expenses and extra work of additional solicitation. If you wish to vote by mail, we have enclosed an addressed envelope for which no postage is required if mailed in the United States. Submitting your proxy now will not prevent you from voting your shares at the meeting if you desire to do so, as your proxy is revocable at your option.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on May 30, 2013. Our Proxy Statement and Annual Report to Stockholders are available at investor.fleetcor.com.

FLEETCOR TECHNOLOGIES, INC.

5445 Triangle Parkway

Norcross, Georgia 30092

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 30, 2013

This Proxy Statement was first mailed to Stockholders on or about April 23, 2013. It is furnished in connection with the solicitation of proxies by the Board of Directors of FleetCor Technologies, Inc., to be voted at the Annual Meeting of Stockholders for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting of Stockholders will be held at 10:00 a.m. on May 30, 2013 at our corporate offices at 5445 Triangle Parkway, Norcross, Georgia 30092. Stockholders who execute proxies retain the right to revoke them at any time before the shares are voted by proxy at the meeting. A Stockholder may revoke a proxy by delivering a signed statement to our Corporate Secretary at or prior to the Annual Meeting or by timely executing and delivering, by telephone, mail, or in person at the Annual Meeting, another proxy dated as of a later date. FleetCor will pay the cost of solicitation of proxies.

Stockholders of record at the close of business on April 12, 2013 will be entitled to vote at the meeting on the basis of one vote for each share held. On April  12, 2013, there were 81,386,308 shares of common stock outstanding.

PROPOSALS

PROPOSAL 1. ELECTION OF DIRECTORS

The following nominees for director are submitted by the Board for election to serve a three-year term:

•	Ronald F. Clarke

•	Richard Macchia

Each nominee is presently a director of the Company and has consented to serve a new three-year term.

We recommend that you vote “FOR” these nominees.

PROPOSAL 2. RATIFICATION OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2013

The audit committee of the Board has selected Ernst & Young LLP as the independent registered public accounting firm for fiscal year 2013. Stockholder ratification of the appointment is not required under the laws of the State of Delaware, but the audit committee has decided to request that the stockholders ratify the appointment. A representative of Ernst & Young LLP will be present at the meeting to answer appropriate questions from stockholders and will have the opportunity to make a statement on behalf of the firm, if he or she so desires.

If this proposal is not approved by our stockholders at the 2013 annual meeting, the audit committee will reconsider its selection of Ernst & Young LLP. Even if the selection is ratified, the audit committee may, in its discretion, select a different registered public accounting firm at any point during the year if it determines that making a change would be in the best interests of FleetCor and our stockholders.

We recommend that you vote “FOR” the ratification of Ernst & Young LLP as our independent registered public accounting firm.

PROPOSAL 3. AMENDMENT TO THE FLEETCOR TECHNOLOGIES, INC. 2010 EQUITY COMPENSATION PLAN INCLUDING AN INCREASE IN THE NUMBER OF COMMON SHARES AVAILABLE FOR ISSUANCE UNDER THE PLAN

The Board and compensation committee believe that the successful continuation of the Company’s business strategy depends upon attracting and retaining able executives, managers and other key employees. The Board and compensation committee believe that additional shares must be reserved for issuance under the FleetCor Technologies, Inc. 2010 Equity Compensation Plan (the “2010 Plan”) to facilitate the Company’s attraction and retention of capable personnel, due to the competitive environment for key employees in the marketplace. Consequently, the Board and compensation committee have approved an amendment to the 2010 Plan, subject to shareholder approval of this proposal, to increase the number of shares of common stock available for issuance under the 2010 Plan by 6,500,000 shares to 13,250,000 shares. The amendment also will impose a sublimit on stock grants under the 2010 Plan. Pursuant to this sublimit, of the aggregate 13,250,000 shares to be available under the 2010 Plan, stock grants will be limited to a maximum of 3,194,550 shares, for past and future grants. Finally, the proposed amendment will clarify that all shares available for grant are available for grant as incentive stock options.

As of April 12, 2013 there were 783,266 shares available for future grants under the 2010 Plan and stock grants for 1,411,284 shares had already been made under the 2010 Plan. Therefore, giving effect to the proposed amendment of the 2010 Plan, 7,283,266 shares will be available for future grants under the plan and future stock grants under the 2010 Plan will be limited to 1,783,266 shares.

The Company expects that approximately 2,000,000 shares are expected to be granted subject to options and restricted shares in 2013 under the 2010 Plan, based on planned hiring of key employees, anticipated Company growth and the continued competitive landscape for retaining talent. The Company’s actual burn rate in 2012 was approximately 1.9% of the weighted average common shares outstanding during the year, or approximately 1,400,000 shares. As such, the Board of Directors and compensation committee believe that the current shares reserve is inadequate for future award requirements. The Board of Directors and compensation committee determined the number of additional shares requested to be authorized based upon the shareholder value transfer associated with the additional share reserve, historical share usage rates since becoming a public company, and the growth of the Company since going public. The Company expects to use the shares for attracting and retaining key employees, as well as for providing stretch goals for executives to further the growth of the Company, and increasing shareholder value. The Company expects the increased share reserve to last approximately three years.

If this proposal is not approved by our stockholders at the 2013 annual meeting, it may impact the Company’s ability to execute on its business strategies, which depends upon attracting and retaining able executives, managers and other key employees.

A description of the 2010 Plan, including the proposed amendment, may be found under the caption “Equity Compensation Plan Information” below.

We recommend that you vote “FOR” the amendment to our 2010 Equity Compensation Plan.

OTHER BUSINESS

We know of no other business to be considered at the meeting and the deadline for stockholders to submit proposals or nominations has passed. However, if other matters are properly presented at the meeting, or at any adjournment or postponement of the meeting, and you have properly submitted your proxy, then Ronald F. Clarke or Eric R. Dey will vote your shares on those matters according to his best judgment.

ELECTION OF DIRECTORS

Our Board of Directors is divided into three classes, with each class serving for a staggered three-year term. The Board of Directors consists of three class I directors, three class II directors and two class III directors. Our directors are divided among the three classes as follows:

•	the class I directors are Messrs. Carroll, Johnson and Stull;

•	the class II directors are Messrs. Balson, Evans and Marschel; and

•	the class III directors are Messrs. Clarke and Macchia.

At each annual meeting of stockholders, a class of directors will be elected for a three-year term to succeed the directors of the same class whose terms are then expiring. The terms of the class I directors, class II directors and class III directors identified above will expire upon the election and qualification of successor directors at the annual meeting of stockholders held during the calendar years 2014, 2015 and 2013, respectively.

Two directors are to be elected at the Annual Meeting to hold office until the annual meeting of Stockholders in 2016, and until their respective successors are elected and qualified. The accompanying proxy will be voted in favor of the nominees named below to serve as directors unless the Stockholder indicates to the contrary on the proxy. All the nominees are current directors. Our current directors were initially designated pursuant to a stockholders agreement, which terminated upon completion of our initial public offering.

The Board of Directors expects that each of the nominees will be available for election, but if any of them is unable to serve at the time the election occurs, the proxy will be voted for the election of another nominee to be designated by our Board.

NOMINEES

Ronald F. Clarke, 57 Class III Director since 2003 Term expires 2013	Mr. Clarke has been our Chief Executive Officer since August 2000 and was appointed Chairman of our Board of Directors in March 2003. From 1999 to 2000, Mr. Clarke served as President and Chief Operating Officer of AHL Services, Inc., a staffing firm. From 1990 to 1998, Mr. Clarke served as chief marketing officer and later as a division president with Automatic Data Processing, Inc., a computer services company. From 1987 to 1990, Mr. Clarke was a principal with Booz Allen Hamilton, a global management consulting firm. Earlier in his career, Mr. Clarke was a marketing manager for General Electric Company, a diversified technology, media, and financial services corporation.

Director Qualifications:

•

Business and strategic acquisition experience—significant experience with our business as our chief executive officer for more than twelve years; strategic direction for our numerous acquisitions both domestically and internationally over this period.

•

Leadership experience—chairman of our Board of Directors, providing leadership and oversight of our Board’s operations; prior experience as an executive officer with several public companies, including service as a chief operating officer, chief marketing officer and division president.

•	High level of financial literacy—significant experience with our finance function through his oversight of our chief financial officer for ten years.

•

Industry and company knowledge—significant familiarity with our company and industry through his service as our chief executive officer for more than twelve years, his prior experience in the financial and business services industry, including with AHL Services, Inc. (staffing services), Automated Data Processing, Inc. (transaction processing, data communication and information services) and his experience providing management consulting services with Booz Allen, a global management consulting firm.

Richard Macchia, 61 Class III Director since 2010 Term expires 2013	Mr. Macchia joined our Board of Directors in July 2010. Mr. Macchia served as Chief Financial Officer and Senior Vice President of Administration for Internet Security Systems, Inc., an information security provider, from December 1997 through October 2005. Mr. Macchia remained employed with Internet Security Systems, Inc. during the following year to transition the Chief Financial Officer role to his successor. Internet Security Systems, Inc. was acquired by International Business Machines Corporation in October 2006 and Mr. Macchia has been retired since October 2006.

Director Qualifications:

•

Business and leadership experience—retired chief financial officer and senior vice president of administration; oversaw financial functions, human resources, facilities and investor relations; served in senior executive roles with several public companies for over 20 years; served as a partner of KPMG LLP, an international accounting firm, for two years.

•	Leadership experience—former partner of KPMG LLP and former chief financial officer and senior vice president of administration with Internet Security Systems, Inc.

•

High level of financial literacy—served as a principal financial or principal accounting officer with several public companies for over twenty years; certified public accountant in good standing since 1976; practiced with KPMG LLP from 1973 to 1985.

•

Industry and company knowledge—served as our Board member and chairman of our audit committee since 2010 providing strategic and financial advice relevant to our growth and industry; over twenty years’ experience in the financial and information services industry, including with MicroBilt Corporation (financial information services), First Financial Management Corporation (credit card authorization, processing and settlement services; healthcare claims processing services; document management/imaging services) and Internet Security Systems, Inc. (information security services).

CONTINUING DIRECTORS

John R. Carroll, 45 Class I Director since 2002 Term expires 2014	Mr. Carroll joined our Board of Directors in May 2002. Since 1998, Mr. Carroll has served as a Managing Director with Summit Partners, a growth equity firm. Mr. Carroll has served on numerous private company Boards.

Director Qualifications:

•

Business and strategic acquisition experience—managing director of Summit Partners; helps oversee investments in portfolio companies in North America, Europe and Asia; evaluates and oversees strategic acquisitions and dispositions by Summit Partners and its portfolio companies.

•	Leadership experience—director of numerous private companies, including serving as member of audit and compensation committees.

•

High level of financial literacy—seventeen years of experience with Summit Partners, a global growth equity investment firm, including serving as a managing director; experience overseeing and evaluating investments and portfolio companies; former experience as a commercial banker with BayBank Corporation.

•

Industry and company knowledge—served as our Board member since 2002 providing strategic, financial and acquisition advice relevant to our growth domestically and internationally; oversees investments and portfolio companies in the technology, business, financial and information services industries; former Bain & Company consultant to the financial services industry.

Mark A. Johnson, 60 Class I Director since 2003 Term expires 2014	Mr. Johnson joined our Board of Directors in March 2003. Since September 2008, Mr. Johnson has served as a partner with Total Technology Ventures, a venture capital firm. From February 2003 to January 2008, Mr. Johnson was Vice Chairman—M&A of CheckFree Corporation. Mr. Johnson served on the Board of Directors of CheckFree from 1982 to 2007.

Director Qualifications:

•

Business and strategic acquisition experience—a partner of Total Technology Ventures, a venture capital firm; chairman of Venture Atlanta and member of the Board of Directors of the Technology Association of Georgia; former vice chairman of CheckFree Corporation (a Nasdaq-listed company acquired in December 2007 by Fiserv, Inc.) which included oversight of mergers and acquisitions and evaluating strategic growth opportunities.

•

Leadership experience—former vice chairman of CheckFree Corporation; responsibilities included overseeing mergers and acquisitions, evaluating strategic growth opportunities, developing strategic corporate relationships and supporting long term business strategies; member of the CheckFree Board of Directors; joined CheckFree Corporation in 1982 as vice president of operations; currently serves as a member of the Board of Directors of private companies.

•

High level of financial literacy—founder of e-RM Ventures, a private investing consultancy focused on early-stage payments-related companies; former experience with the Federal Reserve Bank of Cleveland and Bank One with responsibilities for checking and cash management operations; member of balance sheet committee of CheckFree Corporation; public company audit committee experience.

•

Industry and company knowledge—served as our Board member since 2003 providing strategic advice relevant to our growth; senior executive of CheckFree Corporation, a provider of financial electronic commerce services and products to organizations around the world; responsible for the development and launch of CheckFree’s commercial and consumer electronic funds transfer services and CheckFree’s electronic bill payment and bill presentment businesses as well as the development of key strategic alliances and marketing initiatives.

Steven T. Stull, 53 Class I Director since 2000 Term expires 2014	Mr. Stull joined our Board of Directors in October 2000. Since 1992, Mr. Stull has served as President of Advantage Capital Partners, a private equity firm, which he co-founded.

Director Qualifications:

•

Business and strategic acquisition experience—President of Advantage Capital Partners, a private equity firm, serving as the firm’s chief executive officer and directing investment policy, overall operations, strategic planning, and fundraising activities.

•	Leadership experience—director of numerous private companies, including serving as member of audit and compensation committees.

•

High level of financial literacy—served for nine years as an executive in the investment department of General American Life Insurance Company, heading its securities division and personally managing its high yield, convertible, and preferred stock portfolios; experience as a chief financial officer; experience with a commercial bank and a savings and loan association.

•

Industry and company knowledge—served as our Board member since 2000 providing strategic advice relevant to our growth; oversees investments and portfolio companies in the technology, business, financial and information services industries; served as the chief financial officer of an information services company.

Andrew B. Balson, 46 Class II Director since 2005 Term expires 2015	Mr. Balson has served as a director of the Company since June 2005 and has served as a Managing Director at Bain Capital Partners, LLC, a private equity firm since 2000. Mr. Balson also serves on the Board of Directors of Domino’s Pizza, Inc., where he chairs the Compensation Committee, and Bloomin’ Brands, Inc. where he chairs the Compensation Committee, as well as a number of other private companies.

Director Qualifications:

•

Business and strategic acquisition experience—managing director of Bain Capital Partners; oversees investments in portfolio companies; evaluates and oversees strategic acquisitions by Bain Capital and its portfolio companies.

•	Leadership experience—director of numerous public and private companies, including serving as member of nominating and corporate governance and compensation committees.

•

High level of financial literacy—over twelve years of experience as a managing director of a global investment company overseeing and evaluating investments and portfolio companies; former experience in the merchant banking group of Morgan Stanley & Co. and the leveraged buyout group of SBC Australia.

•

Industry and company knowledge—served as our Board member since 2005 providing strategic and financial advice relevant to our growth; oversees investments and portfolio companies in the software and business services industries; former Bain & Company consultant to the technology, telecommunications, financial services and consumer goods industries.

Bruce R. Evans, 54 Class II Director since 2002 Term expires 2015	Mr. Evans joined our Board of Directors in May 2002. Since 1986, Mr. Evans has served in various positions with Summit Partners, including most recently as a Managing Director. Mr. Evans currently serves as a director of Casa Systems, and Multifonds (IGEFI Group). Mr. Evans has previously served as a director of optionsXpress Holdings, Inc., Unica Corporation and Hittite Microwave Corporation.

Director Qualifications:

•

Business and strategic acquisition experience—managing director of Summit Partners; oversees investments in portfolio companies in North America, Europe and Asia; evaluates and oversees strategic acquisitions and dispositions by Summit Partners and its portfolio companies; director of the National Venture Capital Association.

•

Leadership experience—served as a director of more than twenty-six private and public companies, including as a member of audit, nominating, governance, investment and compensation committees; substantial experience addressing corporate development, compensation, human resources, governance, management and growth strategy matters; member of the Vanderbilt University Board of Trustees; Chairman of Summit Partners Board of Managers.

•

High level of financial literacy—over twenty-six years of experience with Summit Partners, a global growth equity investment firm, including serving as a managing director; substantial experience overseeing and evaluating numerous investments and portfolio companies; past service on public company audit committees.

•

Industry and company knowledge—served as our Board member since 2002 providing strategic, financial and acquisition advice relevant to our growth domestically and internationally; oversees investments and portfolio companies in the technology, business and financial services industries; prior experience in the data processing and national accounts divisions of International Business Machines Corporation.

Glenn W. Marschel, 66 Class II Director since 2002 Term expires 2015	Mr. Marschel joined our Board of Directors in September 2002. Since August 2000, Mr. Marschel has served as President and Chief Executive Officer of NetNumber, Inc., a provider of standards based registry and directory services and software technology to the communications industry.

Director Qualifications:

•

Business experience—extensive experience as a senior executive of various technology, payment and information processing companies; currently the president and chief executive officer of NetNumber, Inc., a provider of standards based software technology to the communications industry.

•

Leadership experience—president and chief executive officer of NetNumber, Inc.; former chief executive officer, president and co-chairman of Faroudja, Inc., a video processing technology company; former president and chief executive officer of Paging Network Inc., a provider of wireless messaging services; and former vice chairman of First Financial Management Corporation, a provider of credit card and transaction authorization, processing and settlement, healthcare claims processing and document management/imaging services; experience serving on the Board of Directors of private and public companies.

•

Industry and company knowledge—served as our Board member since 2002 providing strategic advice relevant to our growth; extensive senior executive experience in the technology, payment processing and information processing industries, including substantial experience with Automated Data Processing, Inc., a computer services company, where he served as president of several businesses, including the automotive and employer services divisions, following senior positions in sales, client services, strategy and marketing.

BOARD OF DIRECTORS AND COMMITTEES

Our Board of Directors currently consists of eight members. Of our directors, seven—Messrs. Balson, Carroll, Evans, Johnson, Macchia, Marschel and Stull—are “independent directors” as defined under the New York Stock Exchange listing standards. Under our amended and restated bylaws, the number of directors will be determined from time to time by our Board of Directors.

The Board held five meetings in 2012 and each director attended at least seventy-five percent of all Board and applicable committee meetings. Our independent directors meet in executive session at each regularly scheduled in-person Board meeting, when deemed appropriate. The Board does not have a policy regarding directors’ attendance at annual meetings. Two of our directors attended our 2012 annual meeting of stockholders.

Our Board has three standing committees: an audit committee, compensation, nominating and corporate governance committee, and an executive and acquisitions committee. Each committee has a written charter. The table below provides current membership and fiscal year 2012 meeting information for each of the Board committees.

Name	Audit		Compensation, Nominating and Corporate Governance		Executive and Acquisitions
Mr. Balson			X		X
Mr. Carroll
Mr. Clarke					X	*
Mr. Evans			X	*	X
Mr. Johnson	X				X
Mr. Macchia	X	*
Mr. Marschel	X		X
Mr. Stull			X

Total meetings during 2012	6		5		3

*	Committee Chairperson

Below is a description of each standing committee of our Board of Directors. Each committee has authority to engage legal counsel or other advisors or consultants as it deems appropriate to carry out its responsibilities.

Audit Committee

Our audit committee currently consists of Messrs. Johnson, Macchia and Marschel. Mr. Macchia was elected to the Board during July 2010 and subsequently became the chairman of the committee and is nominated for reelection in 2013. Our Board has determined that each member of the committee meets the definition of “independent director” for purposes of the New York Stock Exchange rules and the independence requirements of Rule 10A-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Our Board of Directors has determined that Mr. Macchia qualifies as an “audit committee financial expert” under Securities and Exchange Commission rules and regulations.

Our audit committee is responsible for, among other matters:

•	appointing, compensating, retaining, evaluating, terminating and overseeing our independent registered public accounting firm;

•	discussing with our independent registered public accounting firm their independence from management;

•	reviewing with our independent registered public accounting firm the scope and results of their audit;

•	approving all audit and permissible non-audit services to be performed by our independent registered public accounting firm;

•

overseeing the financial reporting process and discussing with management and our independent registered public accounting firm the interim and annual financial statements that we file with the Securities and Exchange Commission;

•	reviewing and monitoring our accounting principles, accounting policies, financial and accounting controls and compliance with legal and regulatory requirements;

•	establishing procedures for the confidential anonymous submission of concerns regarding questionable accounting, internal controls, or auditing matters; and

•	reviewing and approving related person transactions.

Our Board of Directors has adopted a written charter for the committee, which is available on our website.

Compensation, Nominating and Corporate Governance Committee

Our compensation, nominating and corporate governance committee currently consists of Messrs. Balson, Evans, Marschel and Stull. Mr. Evans is the chairman of the committee. Our Board of Directors has determined that each committee member meets the definition of “independent director” for purposes of the New York Stock Exchange rules and the definition of “outside director” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended. In addition, a sub-committee of our compensation, nominating and corporate governance committee consisting of Messrs. Marschel and Stull approve any compensation that may otherwise be subject to Section 16 of the Exchange Act.

The compensation, nominating and corporate governance committee is responsible for, among other matters:

•	annually reviewing and approving our goals and objectives for executive compensation;

•

annually reviewing and approving for the chief executive officer and other executive officers (1) the annual base salary level, (2) the annual cash incentive opportunity level, (3) the long-term incentive opportunity level, and (4) any special or supplemental benefits or perquisites;

•	reviewing and approving employment agreements, severance arrangements and change of control agreements for the chief executive officer and other executive officers, as appropriate;

•	making recommendations and reports to the Board of Directors concerning matters of executive compensation;

•	administering our executive incentive plans;

•	reviewing compensation plans, programs and policies;

•	developing and recommending criteria for selecting new directors;

•	screening and recommending to the Board of Directors individuals qualified to become executive officers; and

•	handling such other matters that are specifically delegated to the compensation, nominating and corporate governance committee by the Board of Directors from time to time.

Our Board of Directors has adopted a written charter for the committee, which is available on our website.

See “Compensation Discussion and Analysis” for a description of the processes and procedures of the committee and for additional information regarding the committee’s role and management’s role in determining compensation for executive officers and directors.

Executive and Acquisitions Committee

Our executive and acquisitions committee consists of Messrs. Clarke (chairman), Balson, Evans and Johnson. Between meetings of our Board of Directors, the executive and acquisitions committee has and may exercise the powers of the Board of Directors to act upon any matters which, in the view of the Chairman of the Board, should not be postponed until the next previously scheduled meeting of the Board of Directors, except for those powers expressly reserved to the Board. In particular, the executive and acquisitions committee may assist the Board of Directors in connection with capital expenditures, investments, acquisitions, financing activities and other matters. Our Board of Directors has adopted a written charter for the committee, which is available on our website.

Board Leadership

Our corporate governance guidelines provide that our Board will include a majority of independent directors. Our CEO serves as the chairman of the Board and has served as such since 2003. We believe this leadership structure has been effective. Seven of our eight directors are independent, as described above under “Director Independence.” The members of our audit committee and compensation, nominating and corporate governance committee are also independent, as described above under “Audit Committee” and “Compensation, Nominating and Corporate Governance Committee.” We do not have a lead director, but our corporate governance guidelines provide that our non-management directors will meet in executive session, without management present, as frequently as they deem appropriate, typically at the time of each regular Board meeting. The chairs of the independent Board committees rotate as presiding director, and the presiding director acts as a liaison between the non-management directors and the chairman and CEO in connection with each regular meeting. We believe that having a combined chairman and CEO, a Board with a majority of independent directors who meet regularly in executive session, and independent chairs for the Board’s audit committee and compensation, nominating and corporate governance committee provides the best form of leadership for FleetCor and our stockholders and provides an appropriate balance between strategy development and independent oversight of management. The Board of Directors believes that having our CEO serve as chairman of the Board facilitates the Board’s decision making process because Mr. Clarke possesses detailed and in-depth knowledge of the issues, opportunities and challenges facing the company and its business and thus is best positioned to develop agendas that ensure the Board’s time and attention is focused on the most critical matters. The combined role enables decisive leadership, ensures accountability and enhances the company’s ability to communicate its message and strategy clearly and consistently to the company’s stockholders, employees and customers.

Risk Oversight

Our Board is responsible for overseeing our risk management. Under its charter, the audit committee is responsible for discussing with management the annual internal audit plan, FleetCor’s major financial risk exposures, steps management has taken to monitor and control such exposures, risk management and risk assessment policies, significant findings and recommendations and management’s responses. The audit committee is also responsible for discussing with management and the independent auditors, periodically, normally on at least an annual basis, the independent auditors’ annual audit scope and plan and risk assessment and risk management policies. The Board’s other committees oversee risks associated with their respective areas of responsibility. For example, the compensation, nominating and corporate governance committee considers risks associated with our compensation policies and practices, with respect to both executive compensation and compensation generally. Our Board will regularly engage in discussing the most significant risks and how the risks are being managed, and receive reports from senior management and from committee chairs. We believe that our leadership structure, as described above, supports the risk oversight function of the Board. While we have a combined chairman and CEO, independent directors chair the audit committee and compensation, nominating and corporate governance committee, which are involved with risk oversight.

DIRECTOR INDEPENDENCE

Our corporate governance guidelines provide that a majority of our directors will be independent. Our Board of Directors has adopted director independence guidelines to assist in determining each director’s independence. These guidelines are included in our corporate governance guidelines available on our website at investor.fleetcor.com. The guidelines either meet or exceed the independence requirements of the New York Stock Exchange on which our shares are traded.

Under the director independence guidelines, the Board of Directors must affirmatively determine a director has no relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. To facilitate this determination, annually each director completes a questionnaire that provides information about relationships that might affect the determination of independence. Management provides the compensation, nominating and corporate governance committee and our Board with relevant facts and circumstances of any relationship bearing on the independence of a director or nominee that is outside the categories permitted under the director independence guidelines.

Based on the review and recommendation by the compensation, nominating and corporate governance committee, the Board of Directors analyzed the independence of each director and determined that Messrs. Balson, Carroll, Evans, Johnson, Macchia, Marschel and Stull meet the standards of independence under our director independence standards, and applicable New York Stock Exchange listing standards, including that each member is free of any relationship that would interfere with his individual exercise of independent judgment. In making this determination, our Board considered that certain Board members are principals in private equity firms holding substantial positions in our common stock.

COMPENSATION OF DIRECTORS

Members of our Board of Directors, except for Messrs. Johnson, Macchia and Marschel, do not receive compensation for serving as directors. Restricted stock awards to Messrs. Johnson, Macchia and Marschel for 2012 service were made on February 1, 2012. Each award was for 5,150 shares of common stock and vested on January 1, 2013. We have not historically paid cash compensation and we do not grant option awards to our directors. However, beginning in 2012, cash compensation in the amount of $20,000 was approved for the audit committee chairman, Mr. Macchia, and was paid on January 4, 2013. The decision to provide cash compensation will be reviewed on an annual basis. All members of our Board of Directors are reimbursed for actual expenses incurred in connection with attendance at Board meetings. Mr. Clarke did not receive any compensation for service on our Board of Directors. Mr. Clarke’s compensation is described in “Compensation Discussion and Analysis.”

We believe restricted stock awards are an appropriate form of compensation for our directors because the value of the grants will increase as the value of our stock price increases, thus aligning the interests of these directors with those of our stockholders. The amount of these grants was determined based on our Board of Directors’ general experience with market levels of director compensation. We expect to continue to make annual grants of restricted stock to each of our non-employee directors (who are not otherwise affiliated with Advantage Capital Partners, Bain Capital Partners or Summit Partners). Annual grants for director service are generally anticipated to have a value of approximately $175,000. The following table sets forth the total compensation granted to each person who received compensation as a director during 2012.

	Fees earned or paid in cash ($)	Stock awards ($) (1)	Total ($)
Mark A. Johnson	—	176,903	176,903
Richard Macchia	20,000	176,903	196,903
Glenn W. Marschel	—	176,903	176,903

(1)	On February 1, 2012, the compensation committee granted Messrs. Johnson, Macchia and Marschel each 5,150 shares of restricted stock for their service on the audit committee during 2012, which vested on January 1, 2013. The value for stock awards in this column represents the grant date fair value for the stock award granted in 2012, computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718.

Messrs. Johnson, Macchia and Marschel did not hold any stock option awards as of December 31, 2012. Messrs. Johnson, Macchia and Marschel each held 5,150 unvested restricted stock awards as of December 31, 2012, which vested on January 1, 2013.

DIRECTOR QUALIFICATIONS

The qualifications for directors are described in our corporate governance guidelines, which is available on our website. The following factors, among others, are assessed when considering a director’s or nominee’s qualification:

•	the highest personal and professional ethics, integrity, values, ability and judgment;

•	understanding our business environment;

•	ability to make independent analytical inquiries and judgments;

•	skills and experience in the context of the needs of the Board;

•	breadth of business and organizational skills, background and experience;

•

the number of other public company Boards on which each director serves to consider whether such other Board service impairs the director’s service by unduly limiting the director’s attendance, participation or effectiveness; and

•	“independence” as contemplated by applicable legal and regulatory requirements and in accordance with our guidelines and standards.

No director should serve on more than four other public company Boards, unless the compensation, nominating and corporate governance committee determines otherwise. Directors should advise the Chairman of the Board and the chair of the compensation, nominating and corporate governance committee in advance of accepting an invitation to serve on another public company Board.

The Board of Directors does not believe that it should limit the number of terms for which a person may serve as a director or require a mandatory retirement age, because such limits could deprive us of the valuable contributions made by a director who develops, over time, significant insights into FleetCor and its operations.

The re-nomination of existing directors is not viewed as automatic, but is based on continuing qualification under the criteria stated above. In addition, the committee considers the existing directors’ performance on the Board and any committee.

SELECTION OF DIRECTOR NOMINEES

Our compensation, nominating and corporate governance committee is responsible for evaluating candidates for election to our Board of Directors. It also evaluates candidates for election to fill vacancies that may arise between annual meetings. The director qualifications referenced above under “Director Qualifications” are used to evaluate candidates. The committee may retain a third party search firm to identify director candidates and has sole authority to select the search firm and approve the terms and fees of any director search engagement.

Our current directors were initially designated pursuant to our stockholders agreement, which terminated upon completion of our initial public offering. The committee’s process for selecting nominees begins with an evaluation of the qualifications and performance of incumbent directors and a determination of whether the Board or its committees have specific unfulfilled needs. The committee considers candidates identified by the committee, other directors, executive officers and stockholders, and, if applicable, a third party search firm. Consideration would include determining whether a candidate qualifies as “independent” under the various standards applicable to the Board and its committees. The committee selects nominees to recommend to the Board, which considers and makes the final selection of director nominees and directors to serve on its committees. The committee may use whatever process it deems appropriate under the circumstances when evaluating nominees recommended by stockholders.

We do not have a formal policy regarding Board diversity. Our compensation, nominating and corporate governance committee currently believes that, while diversity and variety of experiences and viewpoints represented on the Board should be considered, a director nominee should not be chosen or excluded solely or largely because of race, gender, national origin or sexual orientation or identity. In selecting a nominee, the committee focuses on skills, expertise or background that would complement the existing directors.

STOCKHOLDER RECOMMENDATIONS OF NOMINEES

The compensation, nominating and corporate governance committee of the Board of Directors considers recommendations for candidates for nomination to the Board of Directors by a stockholder. It will consider and evaluate candidates recommended by stockholders in the same manner as candidates recommended from other sources. If the Board determines to nominate a stockholder-recommended candidate and recommends his or her election, then that nominee’s name will be included in the proxy statement for the next annual meeting. Our stockholders also have the right under our bylaws to directly nominate director candidates and should follow the procedures outlined in our bylaws.

To be timely, a stockholder’s notice to the corporate secretary regarding a direct nomination must be delivered and received no earlier than January 30, 2014, or later than March 1, 2014. However, in the event that the annual meeting is called for a date that is not within thirty days before or after May 30, 2014, notice by the stockholder must be received by the later of the tenth day following the date of the Public Announcement (as defined in our bylaws) of the date of the annual meeting and the 90th day prior to the annual meeting.

Stockholder nominations must be addressed to: FleetCor Technologies, Inc., Attention: Corporate Secretary, 5445 Triangle Parkway, Norcross, Georgia 30092, DIRECTOR CANDIDATE RECOMMENDATION.

STOCKHOLDER PROPOSALS

Any proposal that a stockholder wishes to be considered for inclusion in our proxy statement and proxy card for the 2014 annual meeting of stockholders must comply with the requirements of Rule 14a-8 under the Exchange Act and must be delivered and received no later than December 24, 2013 at the following address, FleetCor Technologies, Inc., Attention: Corporate Secretary, 5445 Triangle Parkway, Norcross, Georgia 30092, STOCKHOLDER PROPOSAL. However, in the event that the annual meeting is called for a date that is not within thirty days before or after May 30, 2014, notice by the stockholder must be received a reasonable time before we begin to print and mail our proxy materials for the 2014 annual meeting of stockholders.

If a stockholder wishes to present a proposal before the 2014 annual meeting but does not wish to have a proposal considered for inclusion in our proxy statement and proxy in accordance with Rule 14a-8 or to nominate someone for election as a director, the stockholder must give written notice to our Corporate Secretary at the address noted above. To be timely, a stockholder’s notice to the Corporate Secretary must be delivered and received no earlier than January 23, 2014, nor later than February 24, 2014. However, in the event that the annual meeting is called for a date that is not within thirty days before or after May 30, 2014, notice by the stockholder must be received by the later of the tenth day following the date of the Public Announcement (as defined in our bylaws) of the date of the annual meeting and the 90th day prior to the annual meeting. Our bylaws contain specific procedural requirements regarding a stockholder’s ability to nominate a director or submit a proposal to be considered at a meeting of stockholders. The bylaws are available on our website at investor.fleetcor.com under Corporate Governance.

COMMUNICATIONS WITH THE BOARD OF DIRECTORS

The Board will give appropriate attention to written communications that are submitted by stockholders and other interested parties, and will respond if and as appropriate. We maintain on our corporate website a link explaining that stockholders and other interested parties who wish to communicate directly with the Board of Directors may do so by any of the following means:

Writing to the Board of Directors as a group or the non-management directors as a group at our headquarters mailing address to the attention of the Corporate Secretary:

Eric Dey

FleetCor Corporate Secretary

5445 Triangle Parkway

Norcross, GA, 30092

The Corporate Secretary reviews all written and emailed correspondence received from stockholders and other interested parties and forwards such correspondence periodically to the directors if and as appropriate.

GOVERNANCE DISCLOSURES ON OUR WEBSITE

Complete copies of our corporate governance guidelines, committee charters and code of conduct are available on the Corporate Governance section of our website, at investor.fleetcor.com. In accordance with New York Stock Exchange rules, we may also make disclosure of the following on our website:

•	the method for interested parties to communicate directly with the presiding director or with the independent directors as a group;

•

the identity of any member of our audit committee who also serves on the audit committees of more than three public companies and a determination by our Board that such simultaneous service will not impair the ability of such member to effectively serve on our audit committee; and

•

contributions by us to a tax exempt organization in which any independent director serves as an executive officer if, within the preceding three years, contributions in any single fiscal year exceeded the greater of $1 million or 2% of such tax exempt organization’s consolidated gross revenues.

We will provide any of the foregoing information without charge upon written request to Corporate Secretary, FleetCor Technologies, Inc., 5445 Triangle Parkway, Norcross, Georgia 30092.

INFORMATION REGARDING BENEFICIAL OWNERSHIP

OF PRINCIPAL STOCKHOLDERS, DIRECTORS, AND MANAGEMENT

This table shows common stock that is beneficially owned by our directors, our chief executive officer, our chief financial officer and our next three most highly compensated executive officers, whom we refer to as our “named executive officers” and all persons known to us to own 5 percent or more of our outstanding common stock, as of February 8, 2013. Percentages are based on 81,177,252 shares outstanding as of February 8, 2013.

AMOUNT AND NATURE OF SHARES BENEFICIALLY OWNED

Name and Address(1)	Common Stock Owned(2)	Right To Acquire(3)	Total Securities Owned(4)	Percent of Outstanding Shares
Principal Stockholders:
BCIP Associates III, LLC(5)	4,386,524	—	4,386,524	5.4%
200 Clarendon Street, Boston, MA 02116
Chestnut Hill Ventures, LLC(6)	4,290,280	—	4,290,280	5.3%
60 William Street, Suite 230
Wellesley, MA 02481
FMR, LLC(8)	5,380,856	—	5,380,856	6.6%
82 Devonshire Street, Boston, MA 02109
Summit Partners, L.P.(7)	10,132,156	—	10,132,156	12.5%
222 Berkeley Street, 18th Floor
Boston, MA 02116

Named Executive Officers and Directors:
Ronald F. Clarke(9)	1,661,283	1,591,665	3,252,948	3.9%
Eric R. Dey(10)	23,039	52,632	75,671	*
Andrew R. Blazye(11)	59,250	28,818	88,068	*
William J. Schmit(12)	36,928	—	36,928	*
Donovan H. Williams, Jr.(13)	8,000	12,500	20,500	*
Andrew Balson(14)	4,386,524	—	4,386,524	5.4%
John R. Carroll(15)	10,132,156	—	10,132,156	12.5%
Bruce R. Evans(16)	10,132,156	—	10,132,156	12.5%
Mark A. Johnson(17)	158,650	—	158,650	*
Richard Macchia(18)	12,426	—	12,426	*
Glenn W. Marschel(19)	236,150	—	236,150	*
Steven T. Stull(20)	509,811	—	509,811	*
Directors and Executive Officers as a Group (17 Persons)(21)	17,502,918	2,118,732	19,621,650	23.6%

*	Less than 1%
(1)	Unless otherwise noted, the business address for the individual is care of FleetCor Technologies, Inc., 5445 Triangle Parkway, Norcross, Georgia, 30092.
(2)

Unless otherwise noted, includes shares for which the named person has sole voting and investment power or has shared voting and investment power with his or her spouse. Excludes shares that may be acquired through stock option exercises.

(3)	Includes shares that can be acquired through stock option exercises through April 9, 2013.
(4)	Includes common stock, restricted stock, and shares that can be acquired through stock option exercises through April 9, 2013.
(5)

This information was reported on a Schedule 13G/A filed by the following entities on February 14, 2013: (1) BCIP Associates III, LLC, a Delaware limited liability company (“BCIP III LLC”), (2) BCIP T Associates III, LLC, a Delaware limited liability company (“BCIP T III LLC”), (3) BCIP Associates III-B,

LLC, a Delaware limited liability company (“BCIP III-B LLC”), (4) BCIP T Associates III-B, LLC, a Delaware limited liability company (“BCIP T III-B LLC”), (5) Bain Capital Fund VIII, LLC, a Delaware limited liability company (“Fund VIII”), (6) BCIP Associates—G, a Delaware general partnership (“BCIP G”) (collectively, the “Bain Capital Entities”). The Schedule 13G/A reported that as of the close of business on December 31, 2012, the following shares were owned by the reporting persons: BCIP III LLC owned 96,788 shares, and BCIP III LLC acts through its manager and sole member BCIP Associates III (“BCIP III”), which acts through its managing partner Bain Capital Investors, LLC (“BCI”); BCIP T III LLC owned 45,372 shares, and BCIP T III LLC acts through its manager and sole member BCIP Trust Associates III, which acts through its managing partner BCI; BCIP III-B LLC owned 7,643 shares, and BCIP III-B LLC acts through its manager and sole member BCIP Associates III-B, which acts through its managing partner BCI; BCIP T III-B LLC owned 24,138 shares, and BCIP T III-B LLC acts through its manager and sole member, BCIP Trust Associates III-B, which acts through its managing partner BCI; Fund VIII owned 4,211,464 shares, and Fund VIII acts through its sole member Bain Capital Fund VIII, L.P., which acts through its general partner, Bain Capital Partners VIII, L.P., which acts through its general partner BCI; BCIP G owned 1,119 shares, and BCIP G acts through its managing partner BCI. Information does not reflect the sale of 2,500,000 shares by the Bain Capital Entities and related parties in a public offering that closed on March 12, 2013.
(6)

This information was reported on a Schedule 13G/A filed by Chestnut Hill Ventures, LLC with the SEC on February 13, 2013. The Schedule 13G/A was filed on behalf of: (1) Chestnut Hill Ventures, LLC (“CHV”), a Delaware limited liability company, (2) Chestnut Hill Fuel, LLC (“CHV Fuel”), a Delaware limited liability company, (3) Richard A. Smith, a citizen of the U.S. and member of the two-person Board of managers of CHV and (4) John G. Berylson, a citizen of the U.S. and member of the two-person Board of managers of CHV. The Schedule 13G/A reported that as of the close of business on December 31, 2012, the following shares were owned by the reporting persons: CHV beneficially owned and had shared voting and dispositive power with respect to 4,290,280 shares; CHV Fuel beneficially owned and had shared voting and dispositive power with respect to 290,280 shares, and is a direct and indirect wholly owned subsidiary of GCC Investments, LLC, which is a direct and indirect wholly owned subsidiary of CHV, thus GCC Investments, LLC and CHV are indirect beneficial owners of the CHV Fuel shares; Richard A. Smith indirectly beneficially owned and had shared voting and dispositive power with respect to 4,841,549 shares; and John G. Berylson directly and indirectly beneficially owned and had shared voting and dispositive power with respect to 1,001,719 and 4,978,749 shares, respectively.

(7)

This information was reported on a Schedule 13G/A filed by Summit Partners, L.P. with the SEC on February 13, 2013. The Schedule 13G/A was filed on behalf of the following Summit entities: (1) Summit Partners, L.P., a Delaware limited partnership, (2) Summit Partners VI (GP), LLC, a Delaware limited liability company, (3) Summit Partners VI (GP), L.P., a Delaware limited partnership, (4) Summit Ventures VI-A, L.P., a Delaware limited partnership, (5) Summit Ventures VI-B, L.P., a Delaware limited partnership, (6) Summit VI Advisors Fund, L.P., a Delaware limited partnership, (7) Summit VI Entrepreneurs Fund, L.P., a Delaware limited partnership, (8) Summit Investors VI, L.P., a Delaware limited partnership, (9) Stamps, Woodsum & Co. IV, a Massachusetts general partnership, (10) Summit Partners SD II, LLC, a Delaware limited liability company, (11) Summit Subordinated Debt Fund II, L.P., a Delaware limited partnership, (12) Summit Partners PE VII, LLC, a Delaware limited liability company, (13) Summit Partners PE VII, L.P., a Delaware limited partnership, (14) Summit Partners Private Equity Fund VII-A, L.P., a Delaware limited partnership, (15) Summit Partners Private Equity Fund VII-B, L.P., a Delaware limited partnership, (16) Summit Investors Management, LLC, a Delaware limited liability company, (17) Summit Investors I, LLC, a Delaware limited liability company, and (18) Summit Investors I (UK), L.P, a Cayman exempted limited partnership, and reported that each of the reporting persons beneficially owned and had shared voting and dispositive power with respect to 10,132,156 shares. Bruce R. Evans is a member of a three-person Investment Committee of Summit Partners, L.P, which has voting and dispositive authority over the shares held by each of the Summit entities. Information does not reflect the sale of 1,500,000 shares by Summit Partners entities in a public offering that closed on March 12, 2013.

(8)

This information was reported on a Schedule 13G filed by FMR LLC with the SEC on February 14, 2013. The Schedule 13G reported the following ownership of FleetCor shares: FMR LLC beneficially owned and had sole dispositive power with respect to 5,380,856 shares and sole voting power with respect to 529,487 shares, Fidelity Management and Research Company, controlled by Edward C. Johnson III and FMR LLC, beneficially owned and had shared voting and dispositive power with respect to 4,847,669 shares, Strategic Advisers, Inc., a wholly-owned subsidiary of FMR LLC, beneficially owned and had shared voting and dispositive power with respect to 186,830 shares, Pyramis Global Advisors, LLC, an indirect wholly-owned subsidiary of FMR LLC, beneficially owned and had shared voting and dispositive power with respect to 3,700 shares, Pyramis Global Advisors Trust Company, an indirect wholly-owned subsidiary of FMR LLC, beneficially owned and had shared voting and dispositive power with respect to 304,057 shares, and FIL Limited, controlled by partnerships by members of the family of Edward C. Johnson III, beneficially owned and had shared voting and dispositive power with respect to 38,600 shares.

(9)	Includes 1,411,282 shares of common stock, vested options for 1,591,665 and 250,001 shares of restricted stock subject to vesting requirements.
(10)	Includes 20,039 shares of common stock, vested options for 52,632 shares of common stock, and 3,000 shares of restricted stock subject to vesting requirements.
(11)	Includes 31,250 shares of common stock, vested options for 28,818 shares of common stock, and 28,000 shares of restricted stock subject to vesting requirements.
(12)	Includes 33,928 shares of common stock and 3,000 shares of restricted stock subject to vesting requirements.
(13)	Includes 5,000 shares of common stock, options that vest before April 9, 2013 for 12,500 shares of common stock, and 3,000 shares of restricted stock subject to vesting requirements.
(14)

Represents shares held by the Bain Capital Entities. Mr. Balson is a Managing Director and serves on the investment committee of BCI and as a result, and by virtue of the relationships described in Footnote (5), may be deemed to beneficially own the shares owned by the Bain Capital Entities. Mr. Balson disclaims ownership of the shares held by the Bain Capital Entities, except to the extent of his pecuniary interest therein.

(15)

Represents shares held by the Summit Partners entities. Mr. Carroll is a member of the general partner of Summit Partners, L.P. and as a result may be deemed to beneficially own the shares owned by the Summit Partners entities. Mr. Carroll disclaims ownership of the shares held by the Summit Partners entities, except to the extent of his pecuniary interest therein.

(16)

Represents shares held by the Summit Partners entities. Mr. Evans is a member of the general partner of and is on the investment committee for Summit Partners, L.P. and as a result may be deemed to beneficially own the shares owned by the Summit Partners entities. Mr. Evans disclaims ownership of the shares held by the Summit Partners entities except to the extent of his pecuniary interest therein.

(17)	Includes 155,650 shares of common stock and 3,000 shares of restricted stock subject to vesting requirements.
(18)	Includes 9,426 shares of common stock and 3,000 shares of restricted stock subject to vesting requirements.
(19)	Includes 233,150 shares of common stock and 3,000 shares of restricted stock subject to vesting requirements.
(20)

Represents 509,811 shares held by Advantage Capital Financial Company, LLC and related entities. Mr. Stull has shared voting power with respect to such shares and as a result may be deemed to beneficially own such shares. Mr. Stull disclaims ownership of the shares held by the Advantage Capital entities except to the extent of his pecuniary interest therein. Of these shares held by Advantage Capital Financial Company LLC, 377,766 have been pledged in connection with a third party loan to secure the stockholder’s guarantee of an affiliate of Advantage Capital Financial Company LLC’s debt as of December 31, 2012. Advantage Capital Financial Company LLC is a private equity fund that invests on behalf of other investors. Mr. Stull does not directly own any of the shares subject to the pledge and such shares do not represent Mr. Stull’s personal holdings, nor did Mr. Stull receive any of the proceeds of the third party loan. The shares pledged represent less than 0.5% of our outstanding common stock. As of April 12, 2013, Advantage Capital Financial Company LLC had 278,766 shares beneficially owned and pledged as described above.

(21)	In addition to the officers and directors named in this table, five other executive officers are members of this group.

COMPENSATION DISCUSSION AND ANALYSIS

This compensation discussion and analysis describes the compensation policies and programs for our named executive officers for 2012, which consist of our chief executive officer, our chief financial officer and three other executive officers with the highest total compensation in 2012, as determined under the rules and regulations of the Securities and Exchange Commission. Our named executive officers for 2012 are Ronald F. Clarke, our President and Chief Executive Officer; Eric R. Dey, our Chief Financial Officer; Andrew R. Blazye, our President—International Corporate Development; William J. Schmit, our President—North American Partner Business; and Donovan H. Williams, Jr., our Chief Information Officer. As Mr. Blazye is based in the United Kingdom, his compensation is denominated in British pounds: all amounts discussed in this section for Mr. Blazye have been converted into U.S. dollars for 2012, 2011 and 2010 at an exchange rate of $1.5847 to £1, $1.6039 to £1 and $1.582 to £1, respectively, the average exchange rates during each year presented.

Overview of Compensation Program

The compensation committee of our Board of Directors is responsible for establishing and implementing our compensation philosophy, as detailed below. Our compensation committee evaluates and determines the levels and forms of individual compensation for our executive officers, including salaries, cash incentive compensation, bonuses and equity incentive compensation. Our compensation committee reviews and approves compensation for our executive officers periodically, generally in the first quarter of each fiscal year, based on each executive officer’s performance and our overall performance during the most recent fiscal year. The committee designs the program with the overall goal that the total compensation paid to our executive officers is fair, reasonable and competitive and includes incentives that are designed to appropriately drive corporate performance. In addition, our chief executive officer plays a significant role in reviewing the performance of the other executive officers and making compensation recommendations to the compensation committee for the executive officers (other than himself).

Compensation Philosophy

Our executive compensation program is designed to help us attract talented individuals to manage and operate all aspects of our business, to reward those individuals for the achievement of our financial and strategic goals, to retain those individuals who contribute to the success of our business and to align the interests of those individuals with those of our stockholders. We believe that annual cash incentive compensation should be linked to metrics that create value for our stockholders and the ownership by management of equity interests in our business is an effective mechanism for providing long-term incentives for management to maximize gains for stockholders.

Overview of Elements of Compensation

As discussed in further detail below, our compensation program consists of the following five principal components:

•	Base salary. Base salaries for our named executive officers are reviewed annually.

•

Annual cash incentive compensation. Our named executive officers typically have the opportunity to earn annual cash incentive compensation based on (1) achievement of company-wide financial performance goals for the year and/or (2) achievement of individual or business unit performance goals.

•

Discretionary bonus. At the complete discretion of our compensation committee, with recommendations from our chief executive officer other than for himself, our named executive officers may be awarded a discretionary bonus.

•

Long-term equity incentive awards. We grant equity awards to our named executive officers as long-term incentives. We endeavor to align a significant portion of our named executive officers’ compensation to our ongoing success and aligned with the returns provided to our stockholders.

•

Benefits and perquisites. We provide various health and welfare benefits to all of our employees. We provide a 401(k) plan to all of our U.S. employees. We also provide minimal perquisites to our named executive officers, as described below. Our named executive officers do not participate in any non-qualified deferred compensation plans or defined benefit pension plans.

The role of say-on-pay votes

We provide our stockholders with the opportunity to cast an advisory vote on executive compensation (a “say-on-pay proposal”) every three years. At our annual meeting of stockholders held in May 2011, a substantial majority, or 95.5%, of the votes cast on the say-on-pay proposal at that meeting were voted in favor of the proposal. Given this very high level of support, there were no significant concerns raised by shareholders for the compensation committee to address. The compensation committee believes this affirms stockholders’ support of our approach to executive compensation, and did not change its approach in 2012. The compensation committee will continue to consider the outcome of our say-on-pay votes when making future compensation decisions for the named executive officers. Our next say-on-pay vote will be held at our 2014 annual meeting of stockholders.

Determining Compensation for the Named Executive Officers

The compensation committee is responsible for administering our compensation practices and making decisions with respect to the compensation paid to our named executive officers. Our compensation committee has not retained the services of a compensation consultant. Compensation for our executive officers has been individualized, impacted by arm’s-length negotiations at the time of employment, and based on a variety of factors, including:

•	our compensation committee’s evaluation of the competitive market based on its general market experience;

•	the roles and responsibilities of our executives, including the role’s impact to creating value for our stockholders;

•	the individual experience and skills of, and expected contributions from, our executives;

•	the individual performance of our executives during the year and the historic performance levels of our executives;

•	our overall financial performance;

•	our financial condition and available resources; and

•	our need for a particular position to be filled.

Our chief executive officer plays a significant role in reviewing the performance of the other executive officers and making compensation recommendations to the compensation committee for the executive officers. When discussing performance evaluations and setting compensation levels for our executive officers, the compensation committee works closely with our chief executive officer; however, the compensation committee has the discretion to reject or modify the recommendations of our chief executive officer. Our chief executive officer does not participate in determining or recommending the amount of his own compensation.

Our chief executive officer periodically evaluates the other executive officers’ performance with the compensation committee and makes recommendations for base salary, cash incentive awards and grants of long- term equity incentive awards for all executive officers other than himself. Based on these recommendations from our chief executive officer and in consideration of the objectives described above and the principles described below, the compensation committee determines and approves the annual compensation packages of all our executive officers.

Compensation mix and how each element fits into our overall compensation objectives

The compensation committee strives to achieve an appropriate mix between cash payments and equity incentive awards in order to meet our compensation objectives. Our compensation committee does not have any formal policy for allocating compensation between short-term and long-term compensation and cash and non-cash compensation. We believe the most important indicator of whether our compensation objectives are being met is our ability to motivate our executive officers to deliver superior performance and retain them to continue their careers with us on a cost-effective basis.

Our mix of compensation elements is designed to reward recent results, motivate long-term performance and align our executives’ interests with those of our stockholders. We achieve this through a combination of cash and equity awards. Base salary and benefits are designed to provide a secure level of cash compensation. Annual cash incentive awards are designed to reward recent results. These awards support our annual operating plan and are earned only if we meet the performance goals established by the compensation committee. Discretionary bonuses are designed to reward for performance above and beyond our operating plan or to round payments to a specific award amount. These bonuses are awarded at the discretion of the compensation committee. Equity awards are our chosen vehicle to motivate long-term performance and align our executives’ interests with those of our stockholders. Equity awards are granted in the form of stock options and performance-based restricted stock. Stock options have value for our executives only if our stock price increases. Some performance-based restricted stock has value to our executives only if the executive meets the performance goal established by the compensation committee. Other performance-based restricted stock has value to our executives only if the company meets its performance metrics (e.g., earnings per share) as established by the compensation committee.

While we have typically provided cash compensation (base salary) and a cash incentive opportunity to each executive in each year, we do not typically provide equity compensation to each executive on an annual basis. We make equity grants designed to encourage a specific performance goal or to reward an executive for extraordinary performance in a particular year. In determining the size of an equity award the compensation committee considers relative job responsibility, the value of existing unvested awards, individual performance history, prior contributions to the Company, the size of prior grants, arm’s-length negotiation at the time of an executive’s hiring and availability of shares in our pool. The compensation committee considers cash compensation and equity compensation separately, and therefore the grant of an equity award in one year does not impact the potential cash compensation to that executive for the same year.

The compensation committee applies the same compensation policies to all of our named executive officers with the overall goal that the total compensation paid to our executive officers is fair, reasonable and competitive and includes incentives that are designed to appropriately drive corporate performance. The ultimate compensation levels earned by the named executive officers reflect the application of these policies to the varying roles and responsibilities of the executives. Generally, the greater the responsibility of the executive and the greater the potential impact of the executive on revenue and net income growth, the higher the potential compensation that can be earned by the executive. In addition, the compensation committee is aware of the competitive market for executive compensation, which reflects a meaningful variation between the chief executive officer and other executive positions for each element of compensation.

Our chief executive officer has the greatest responsibility in managing and driving the performance of our company. He joined our company in 2000, and has managed our significant growth through a combination of organic initiatives, product and service innovation and over 50 acquisitions of businesses and commercial account portfolios, growing our revenue from $33.0 million in 2000 to $707.5 million in 2012. As a result of our compensation committee’s assessment of our chief executive officer’s role and responsibilities within our company, his nearly thirteen years of service to our company and the competitive market for chief executive officer compensation, there is a significant compensation differential between his compensation levels and those of our other named executive officers.

Components of Compensation

The components of compensation include base salary, annual cash incentive compensation, discretionary bonus, long-term equity incentive awards and benefits and perquisites.

Base salary

Historically, we have not applied specific formulas to set base salaries, nor have we sought to benchmark base salaries against similarly situated companies. Initial base salaries for our executive officers are typically negotiated at arm’s-length at the time of hiring. Base salaries are reviewed annually and adjusted from time to time, taking into account individual responsibilities, individual performance for the year, the experience of the individual, current salary, retention incentives, internal equity and the compensation committee’s evaluation of the competitive market, based on its general market experience. No particular weight is assigned to each factor.

Effective January 1, 2012, Mr. Clarke received a base salary increase from $725,000 to $800,000, or $75,000 and 10%, based on the performance of the Company since going public and through 2011. Messrs. Blazye, Dey and Schmit did not receive base salary increases in 2012 due to adjustments made in the previous year for each. Mr. Williams did not receive a base salary increase in 2012 due to his respectively short tenure with the company.

Bonus

The compensation committee may also grant discretionary bonuses based on its subjective evaluation of company performance and the executive officers’ performance during the year. Discretionary bonus grants to the named executive officers for 2012 performance are discussed below.

Annual cash incentive compensation

Our compensation committee typically provides for an annual cash incentive program for our executive officers. The annual cash incentive program is intended to compensate our executive officers for achieving company-wide and/or individual or business unit performance goals that are important to our success during the fiscal year. Certain goals, which tie directly to our operating budget, we believe, are attainable with good performance. Other goals, which we refer to as “stretch targets”, are considered far more difficult to achieve and in general require extraordinary performance to attain. Our compensation committee approves all targets and payouts, in consultation with our chief executive officer. Executives are eligible for payments only if they are employed by us both on the last day of the applicable fiscal year and on the actual payment date of the incentive award.

In February 2012, the compensation committee approved our 2012 annual cash incentive program for our executive officers employed at that time. The primary objectives of the program were to provide an incentive for superior work, to motivate our employees toward even higher achievement and business results, to tie our employees’ goals to company performance and to enable us to attract and retain highly qualified individuals.

The annual cash incentive program was intended to compensate our executives for the achievement of both our annual financial goals and individual or business unit performance objectives, as outlined below, and was structured to result in significant compensation payouts if targets were achieved. Our compensation committee set the target payout levels, generally as a percentage of base salary, for the executive officers based on recommendations from the chief executive officer (except with respect to his own level). The compensation committee determined these target payout levels based on a combination of factors, including each executive’s role and responsibilities, experience and skills, expected contribution to our company and potential impact on revenue and net income growth. Mr. Clarke’s target payout level was set at 100% of his base salary and had the opportunity to earn an additional 43% based on stretch goals. Mr. Dey’s target payout level was set at 50% of his base salary and had the opportunity to earn an additional 17% based on stretch goals. Mr. Blazye’s target payout level was set at 50% of his base salary, consistent with his contract, and had the opportunity to earn an additional 22% based on stretch goals. Mr. Dey’s target payout level was set at 50% of his base salary and had the opportunity to earn an additional 17% based on stretch goals. Mr. Schmit’s target payout level was set at 50% of his base salary and had the opportunity to earn an additional 18% based on stretch goals. Mr. Williams’ target payout was set at 30% of his base salary, consistent with his offer letter agreement given he recently joined the Company.

2012 Performance goals and results. Our compensation committee structured the 2012 annual cash incentive program to include a combination of company-wide, business unit and individual performance goals, as appropriate, for the named executive officers. Individual or business unit performance goals are tied to the particular area of expertise and responsibilities of the executive and his performance in attaining those objectives. Our named executive officers prepare recommendations regarding their individual or business unit performance goals, which are reviewed by our chief executive officer and approved by the compensation committee.

The 2012 performance goals for each named executive officer that participated in the program are described below. Certain of these goals could be paid out in amounts up to 150% of the individual target amounts for performance exceeding objectives. Other goals could be paid out in amounts as low as 50% of the individual target amounts if actual performance achieved minimum thresholds. Certain of these goals are based on achieving an earnings per share target based on adjusted net income. Adjusted net income is GAAP net income adjusted to eliminate non-cash stock-based compensation expense related to share-based compensation awards, amortization of deferred financing costs and intangible assets, amortization of the premium recognized in the purchase of receivables, a loss on early extinguishment of debt and adjusted for the income tax effect of such items. The reconciliation of adjusted net income per share to our GAAP numbers is provided on page 64 of our Form 10-K for the fiscal year ended December 31, 2012.

Mr. Clarke was eligible to receive (i) 40% of his target award, or $320,000, if we achieved 2012 adjusted net income per diluted share of a prescribed amount, (ii) 45% of this target award, or $360,000, if we achieved growth targets through acquisitions and new partner deals, and (iii) 15% of his target award, or $120,000, if we achieved organizational expansions in certain of our product offerings and certain of our proprietary information technology applications in certain of our businesses. We exceeded the target performance described in (i) above and Mr. Clarke attained 150%, or $480,000, of this award. Mr. Clarke attained 100% of his award described in (ii) above, or $360,000, by closing a prescribed number of acquisitions and new partner deals in 2012. Mr. Clarke attained 50%, or $60,000, of his award described in (iii) above with the achievement of a portion of the expansion targets prescribed in 2012.

Mr. Dey was eligible to receive (i) 33% of his target award, or $50,000, if we achieved 2012 adjusted net income per diluted share of a prescribed amount, (ii) 33% of his target award, or $50,000, if we achieved growth targets through acquisitions and those acquired businesses delivered on their stub period budgets, and (iii) 33% of his award, or $50,000, by completing certain stock transactions during 2012. We exceeded the target performance described in (i) above and Mr. Dey attained 150%, or $75,000, of this award. Mr. Dey attained 100% of his award described in (ii) above, or $50,000, by closing a prescribed number of acquisitions during 2012 that also met their budgeted profit plans for the year. Mr. Dey attained 100% of his award, or $50,000, as described in (iii) above, with the completion of the prescribed transactions in 2012.

Mr. Blazye was eligible to receive (i) 25% of his target award, £27,500 or $43,579, if he achieved budgeted profit targets for his assigned businesses, (ii) 5% of his target award, £5,500 or $8,716, by hiring individuals into certain key positions in businesses where he has oversight authority, (iii) 30% of his target award, £33,000 or $52,295, distributed evenly between delivering growth in the profits and volumes in certain of our businesses at the budgeted amounts, and (iv) 40% of his target award, £44,000 or $9,726, if we achieved growth targets through acquisitions and new partner agreements. We exceeded the target performance described in (i) above and Mr. Blazye attained 100%, £27,500 or $43,579, of this award. Mr. Blazye attained 100% of his award described in (ii) above, £5,500 or $8,716. Mr. Blazye attained 121% of his award described in (iii) above, £39,930 or $63,277, by delivery profit growth and volumes in certain of our businesses within prescribed amounts.

Mr. Blazye achieved 75% of his award described in (iv) above, £33,000 or $52,295, by closing a prescribed number of acquisitions and new partner agreements during 2012 achieving prescribed profit targets.

Mr. Schmit was eligible to receive (i) 20% of his target award, or $29,500, by achieving sales volume goals in certain of our businesses, (ii) 50% of his target award, or $73,750, by achieving revenue goals in certain of our products, and (iii) 30% of his target award, or $44,250, by signing a prescribed number of new partner deals in his assigned businesses. We did not achieve the goals described in the targets described above, and as such, Mr. Schmit attained 0% of these target awards.

Mr. Williams was eligible to received (i) 10% of his target award, or $7,125, by achieving system reliability at or above prior year levels, (ii) 60% of his target award, or $42,750, divided equally (20% and $14,250) for the completion of the development of certain information technology projects, (iii) 20% of his target award, or $14,250, by achieving certain budgeted capital and operating expenditure amounts, and (iv) 10% of his target award, or $7,125, by hiring personnel into key positions. Mr. Williams attained 100% of his award described in (i) above, or $7,125. Mr. Williams attained 33% of his award described in (ii) above, or $14,250, as certain of the prescribed projects were completed in 2012. Mr. Williams attained 0% of the target award described in (iii) above. Mr. Williams attained 100% of his award described in (iv) above, or $7,125.

The annual incentive award amounts earned by each named executive officer under our cash incentive program are included in the Non-Equity Incentive Plan Compensation column in the Summary Compensation Table for 2012.

2012 Discretionary bonuses. The compensation committee determined to award additional discretionary bonuses to certain of our named executive officers for 2012. The compensation committee determined to award a discretionary bonus to Mr. Clarke of $100,000 in recognition of the company’s continued strong performance during its second year as a public company. In addition, Messrs. Dey, Blazye and Schmit received discretionary bonuses of $25,000, $27,051 and $73,750, respectively. For Mr. Dey, the compensation committee determined to award a discretionary bonus in recognition of the extra effort required as a public company chief financial officer. For Mr. Blazye, the compensation committee determined to award the discretionary bonus amount in recognition of him managing additional leadership roles during the year as President of Europe, along with his corporate development responsibilities. Mr. Schmit received a discretionary bonus in recognition of his progress made in certain partner relationships during 2012.

The discretionary bonus amounts earned by each named executive officer for 2012 are included in the Bonus column in the Summary Compensation Table.

2013 Annual cash incentive program. The compensation committee has approved a 2013 annual cash incentive program that is materially consistent with our 2012 program. Each executive officer will have the opportunity to earn a target award based on company-wide targets and/or individual targets. In February 2013, the compensation committee approved the 2013 annual cash incentive program.

Long-term equity incentive awards

The goals of our long-term, equity-based incentive awards are to motivate long-term performance and align the interests of our executive officers with the interests of our stockholders. Many of our equity awards require achievement of performance goals for the awards to vest. For other awards, because vesting is based on continued employment, our equity-based incentives also encourage the retention of our executive officers through the vesting period of the awards. We do not typically provide equity awards (in the form of stock options or performance-based restricted stock) to our executives on an annual basis. In 2010, the compensation committee established a three-year program to award a small amount of performance-based restricted stock to executive officers based on company-wide performance (e.g. EPS). This compensation committee decided to continue this program for 2013.

We typically use equity awards to compensate our executives in the form of (1) initial grants in connection with the commencement of employment and additional “refresher” grants when an executive has vested in his or her existing grants and (2) grants designed to encourage specific performance goals. To date there has been no set program for the award of refresher grants, and our compensation committee retains discretion to make equity awards at any time, including in connection with the promotion of an executive, to reward an executive, for retention purposes or for other circumstances. Our compensation committee has established a pool of shares available for equity awards. All awards are subject to the availability of shares from this pool.

We believe that stock options are an effective tool for meeting our compensation goals because executives are able to profit from stock options only if our stock price increases relative to the stock option’s exercise price. In addition, we believe that performance-based restricted stock and stock awards are an effective tool for meeting our compensation goals because the conditions to vesting motivate the achievement of performance goals and the value of the grants will increase as the value of our stock price increases. Our Board of Directors is recommending that our stockholders approve at this annual meeting increases in the pool of shares available for equity awards.

In determining the size of the long-term equity incentives to be awarded to our executives, we take into account a number of internal factors, such as the relative job scope, the value of existing long-term incentive awards, individual performance history, prior contributions to the company, the size of prior grants, arm’s-length negotiation at the time of an executive’s hiring and availability of shares in our pool. Our chief executive officer makes equity award grant recommendations for each executive, including our named executive officers (other than himself). Grant recommendations are presented to the compensation committee for its review and approval.

Prior to our initial public offering, we granted options and performance-based restricted stock to our employees, including executive officers, under the FleetCor Technologies, Inc. Amended and Restated Stock Incentive Plan, which we refer to as our “2002 Plan.” Since our initial public offering, we have granted options, performance-based stock options, restricted stock and performance-based restricted stock to our employees including our executive officers, under the FleetCor Technologies, Inc. 2010 Equity Compensation Plan, which we refer to as our “2010 Plan.”

The compensation committee may, at any time and from time to time, amend, modify or terminate any outstanding award. Award modifications may be made in order to realign the performance objectives of the award with the current goals of the company and role of the participant in the Company. Award modifications are revalued at the date of modification in accordance with applicable accounting guidance.

Stock option grants. The exercise price of each stock option grant is the fair market value of our common stock on the grant date (closing stock price). Stock option awards to our named executive officers typically vest ratably over a period of four to six years and are attainable with continued employment through the vesting period. We believe our vesting schedules generally encourage long-term employment with our company while allowing our executives to realize compensation in line with the value they have created for our stockholders.

Performance-based restricted stock grants. Certain of our performance-based restricted stock grants generally contain individual or business unit performance conditions. Such shares typically do not vest until these performance conditions have been satisfied. Performance conditions are generally set as stretch targets. Stretch targets are set so that approximately 25% of awarded performance-based restricted stock grants will be earned, based on individual or business unit performance conditions. In 2012, approximately 60% of stretch targets related to performance-based restricted stock grants were attained.

We also provide performance-based restricted stock grants based on company-wide performance conditions. The compensation committee approved a three year program for granting of performance-based restricted stock grants based on the Company achieving earnings per share targets in 2010, 2011 and 2012. This program awards each executive officer a yearly grant tied to company-wide goals and helps align their interests and compensation with those of our stockholders. The Company has historically attained its performance goals and thus these grants have historically vested at 100%. The program, approved by the compensation committee, was reviewed in 2013 and approved by the compensation committee for continuance in 2013.

2012 Equity awards. During 2012, we granted the following equity awards to our named executive officers:

Name	Shares of stock/restricted stock	Stock options
Ronald F. Clarke	—	833,333
Eric R. Dey	5,000	—
Andrew R. Blazye	—	—
William J. Schmit	5,000	—
Donovan H. Williams, Jr.	5,000	50,000

As previously stated, the goals of our long-term, equity-based incentive awards are to motivate long-term performance and align the interests of our executive officers with the interests of our stockholders. Many of our equity awards require achievement of performance goals for the awards to vest. For other awards, because vesting is based on continued employment, our equity-based incentives also encourage the retention of our executive officers through the vesting period of the awards. We do not typically provide equity awards (in the form of stock options or performance-based restricted stock) to our executives on an annual basis. As such, the grants of equity awards in any one year to an executive is not indicative of the long-term nature of the compensation package of the executive. In the future, the compensation committee intends to consider granting performance based restricted stock awards, as well as performance based stock options to ensure the long-term focus of the executive aligns with those of our shareholders.

On June 24, 2010, prior to the Company completing its initial public offering, the compensation committee committed to grant on July 1, 2012 to Mr. Clarke 833,333 stock options for the Company’s common stock provided he continues to be employed by the Company through the grant date. On June 29, 2012, the compensation committee approved a grant of 833,333 stock options as fulfillment of this commitment to Mr. Clarke, with an exercise price equal to the fair market value of our common stock on the date of grant, 25% of which will vest on each of June 29, 2013, 2014, 2015 and 2016. This award was granted with time based criteria to ensure the long-term focus on the business by Mr. Clarke, as well as to encourage his retention as our Chairman and Chief Executive Officer.

In 2010, the compensation committee established a three-year program to award a small amount of performance-based restricted stock to executive officers based on company-wide performance (e.g. EPS). For this program, the compensation committee granted Messrs. Dey and Schmit 5,000 shares of performance-based restricted stock in February 2012, which required the company to achieve 2012 adjusted net income per diluted share target of a prescribed amount. These shares were granted as part of our program to tie compensation to company-wide performance. As the company achieved adjusted net income per diluted share above the prescribed amount in 2012, these 5,000 shares vested in February 2013. This compensation committee decided to continue this program for 2013.

In addition, in August 2012, the compensation committee approved awards of up to 25,000 shares of performance-based restricted stock to Mr. Blazye. The terms of these awards have not yet been established. Because the terms were not established in 2012, these awards were not deemed to be granted in 2012 and are not included in the table above or the compensation tables below. The equity grant to Mr. Blazye was awarded by the compensation committee upon considering his level of responsibility in our company, the full vesting of all of Mr. Blazye’s previous performance-based restricted stock and the expected value of the equity grants based on our knowledge of the competitive market.

As previously noted, in 2010, the compensation committee established a three-year program to award a small amount of performance-based restricted stock to executive officers based on company-wide performance (e.g.

EPS). For this program, the compensation committee approved a grant of 5,000 shares of performance-based restricted stock to Mr. Williams in May 2012, which required the company to achieve 2012 adjusted net income per diluted share target of a prescribed amount. These shares were granted as part of our program to tie compensation to company-wide performance. As the company achieved adjusted net income per diluted share above the prescribed amount in 2012, these 5,000 shares vested in February 2013. In addition, the compensation committee approved a grant to Mr. Williams of 50,000 stock options, in May 2012, with an exercise price equal to the fair market value of our common stock on the date of grant, 25% of which will vest on each of March 12, 2013, 2014, 2015 and 2016. These performance-based grants and the stock option grants were provided to Mr. Williams as a part of his compensation package upon hire.

The same performance metric of adjusted net income per diluted share was utilized as a target under our annual cash incentive program and performance based restricted stock award for Mr. Dey in 2012. The compensation committee made the determination to use this target for both awards for Mr. Dey to emphasize the importance of increasing shareholder value. Mr. Clarke did not receive any performance based restricted stock awards in 2012. Furthermore, adjusted net income per diluted share was not used as target under ouf annual cash incentive program for Messrs.’ Blazye, Schmit and Williams.

Benefits and perquisites

We provide benefits and perquisites to our named executive officers as described below. Because Mr. Blazye is based in the United Kingdom, his benefits differ from the benefits offered to our U.S. based employees and are generally consistent with the benefits offered to our U.K. based employees.

We offer all U.S.-based employees the opportunity to participate in a 401(k) plan. The general purpose of our 401(k) plan is to provide employees with an incentive to make regular savings contributions in order to provide additional financial security during retirement. Our 401(k) plan provides that we match 25% of an employee’s contribution, up to an employee contribution of 4% of salary. Our named executive officers, other than Mr. Blazye, participate in this 401(k) plan on the same basis as all of our other participating employees. Our U.K. employees, including Mr. Blazye, are eligible to participate in a self-invested personal pension plan, called a SIPP, which is similar to a 401(k) plan or other qualified deferred compensation plan. If Mr. Blazye contributes 2% of his annual base salary to the SIPP, we are required to contribute 5% of his annual base salary to the SIPP.

We provide to all of our eligible employees, including our named executive officers, health and welfare benefits and we pay the premiums for these benefits on behalf of our named executive officers. We provide to our named executive officers life insurance benefits, long-term care insurance and concierge doctor services and pay the premiums on their behalf. We also provide certain relocation benefits.

We do not provide any nonqualified deferred compensation arrangements or defined benefit pension plans to our named executive officers.

Severance and Change of Control Benefits

Under their employment agreements or offer letters, and pursuant to our historic practice, our executive officers are generally entitled to certain severance and change of control benefits. If we terminate Mr. Clarke’s employment for any reason other than for cause, Mr. Clarke will receive cash severance payments, in equal monthly installments over 12 months, equal to 150% of his then-current annual base salary plus any accrued and unpaid vacation. Mr. Clarke will also receive payment of his health insurance premiums in amounts equal to those made immediately prior to his termination and, if permissible, continuation of coverage under our life and disability insurance plans for 12 months. In addition, if Mr. Clarke’s employment is terminated for good reason or is terminated for any reason other than cause, in each case within 12 months following a change in control, he can elect to have us purchase from him all stock options granted to him as of January 1, 2010, or 1,250,000 options as of December 31, 2012, and all shares of our stock that he owned as of January 1, 2010, or 1,411,282 shares as of December 31, 2012, at fair market value. In addition to Mr. Clarke’s rights under his employment agreement, he also has all rights and conditions as to stock and stock options granted to him under our 2010 Plan as set forth below.

Each of our other executive officers will receive cash severance in the amount of six months of his then-current salary, upon execution of a general release, if he is terminated by us for any reason other than for cause. We provide severance compensation if our executives are terminated without cause to incentivize our executive officers to act in the best interests of our stockholders in the face of a transaction even if they may be terminated as a result. For a further discussion of these benefits, see “Employment agreements and offer letters” and “Potential payments on termination or change in control.”

Our stock option and restricted stock award agreements under our 2002 Plan do not provide for accelerated vesting under any circumstances. Under our 2010 Plan and the related stock option and stock grant agreements, all conditions to the exercise of outstanding options and issuance or forfeiture of outstanding stock grants will be deemed satisfied as of the effective date of a change in control, if as a result of a change in control all of the outstanding options and stock grants granted under the 2010 Plan are not continued in full force and effect or there is no assumption or substitution of the options and stock grants (with their terms and conditions unchanged) in connection with such change in control. In addition, if outstanding options or stock grants are continued in full force and effect or there is an assumption or substitution of the options and stock grants in connection with a change in control, then any conditions to the exercise of an employee’s outstanding options and any issuance and forfeiture conditions of outstanding stock grants will automatically expire and have no further force or effect on or after the date that the employee’s service terminates, if the employee’s employment with FleetCor is terminated at our initiative for reasons other than “cause” (as defined in the 2010 Plan) or is terminated at the employee’s initiative for “good reason” (as defined in the 2010 Plan) within the two-year period starting on the date of the change in control.

A change in control means, generally:

•

any sale by us of all or substantially all of our assets or our consummation of any merger, consolidation, reorganization or business combination with any person, except for certain transactions specified in the 2010 Plan;

•	the acquisition by any person, other than certain acquisition specified in the 2010 Plan, of 30% or more of the combined voting power of our then-outstanding voting securities;

•	a change in the composition of our Board of Directors that causes less than a majority of the directors to be directors that meet one or more of the descriptions to be set forth in the 2010 Plan; or

•	stockholder approval of our liquidation or dissolution, other than as provided in the 2010 Plan.

Executive Equity Ownership Guidelines

Our executive officers are encouraged to hold significant equity interests in the company. Our Board expects the following executive officers to own or to acquire, within five years of appointment to such officer position or within five years from December 31, 2010, whichever is later, shares of our common stock having a market value of a multiple of his or her base salary as indicated below:

• Chief Executive Officer	3.0x

• Chief Financial Officer	2.0x

• Chief Operating Officer	2.0x

• All Other Executive Officers	1.5x

Our Board recognizes that exceptions to this policy may be necessary or appropriate in individual cases, and the chairman of the compensation, nominating and corporate governance committee may approve such exceptions from time to time, as he or she deems appropriate.

Hedging and Pledging

Derivative securities are securities, contracts or arrangements whose value varies in relation to the price of our securities. For example, derivative securities would include exchange-traded put or call options, as well as individually arranged derivative transactions, such as prepaid forwards. Many forms of derivatives are speculative in nature (meaning that their value fluctuates based on short-term changes in the price of our shares), and the purchase or sale of such derivatives by our employees could motivate them to take actions that are in conflict with the long-term interests of other stockholders and could also cause the appearance of misuse of inside information. Accordingly, our employees, officers and directors are prohibited by our insider trading compliance policy from purchasing or selling derivative securities, entering into derivatives contracts relating to our stock or otherwise engaging in hedging transactions. The prohibition on hedging transactions does not apply to stock options and other interests issued under our employee benefit plans. Furthermore, the Company is in the process of amending our insider trading compliance policy to prohibit executive officers and directors from pledging or otherwise using as collateral shares of our common stock.

Section 162(m)

Section 162(m) of the Code limits a public company’s deduction for federal income tax purposes to not more than $1 million of compensation paid to certain executive officers in a calendar year. Compensation above $1 million may be deducted if it is “performance-based compensation.” We rely on an exemption from Section 162(m) for awards made pursuant to our 2010 Plan, which exemption will expire at our 2014 annual meeting of stockholders. Our compensation committee evaluates the effects of compensation limits of Section 162(m) and provides compensation in a manner consistent with our best interests and those of our stockholders.

NAMED EXECUTIVE OFFICER COMPENSATION

Summary Compensation Table for 2012

The following table shows the compensation for each of the named executive officers for 2012, 2011 and 2010, calculated in accordance with SEC rules and regulations. The amounts presented below in column (3), “Stock Awards,” and column (4), “Option Awards,” of the Summary Compensation Table represent the grant date fair value of awards granted to the named executive officers and may not reflect the actual value to be realized by each executive officer. Variables that can affect the actual value realized by the named executive officer include achievement levels of performance targets, economic and market risks associated with stock and option awards and performance unit valuation based on the market price of FleetCor’s stock. The actual value realized by the named executive officer will not be determined until the time of vesting in the case of restricted stock, and performance-based restricted stock units, or until option exercise in the case of option awards.

Named Executive Officer	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Option Awards ($)(4)	Non-Equity Incentive Plan Compensation ($)(5)	All other Compensation ($)(6)	Total ($)
Ronald F. Clarke	2012	$800,000	$100,000	$—	$8,701,123	$900,000	$20,679	$10,521,801
Chief Executive	2011	$719,231	$84,375	$—	$—	$815,625	$21,590	$1,640,821
Officer and Chairman of the Board of Directors	2010	$677,885	$62,500	$15,854,176	$7,066,655	$837,500	$21,091	$24,519,807

Eric R. Dey	2012	$300,000	$25,000	$171,750	$—	$175,000	$21,884	$693,634
Chief Financial	2011	$297,115	$10,000	$2,270,186	$—	$127,500	$21,295	$2,726,096
Officer	2010	$266,539	$1,540	$115,000	$1,868,401	$98,460	$20,767	$2,370,707

Andrew R. Blazye (7)	2012	$348,634	$27,051	$—	$—	$167,867	$19,527	$563,079
President—International	2011	$352,858	$17,642	$—	$—	$70,572	$18,598	$459,670
Corporate Development	2010	$345,353	$36,702	$787,500	$1,293,779	$87,801	$19,622	$2,570,757

William J. Schmit	2012	$295,000	$73,750	$171,750	$—	$—	$23,448	$563,948
President—North American Partner Business

Donovan H. Williams, Jr.	2012	$242,308	$—	$203,250	$564,829	$28,500	$23,303	$1,062,190
Chief Information Officer

(1)	This column represents the salary earned from January 1 through December 31, 2012, 2011 and 2010, as applicable.
(2)	This column represents the discretionary bonus amounts paid for 2012, 2011 and 2010. For a description of these payments in 2012, see “—Components of compensation—Annual cash incentive compensation.”
(3)	The values for stock awards in this column represent the aggregate grant date fair value for the restricted stock awards and shares granted in each year, computed in accordance with FASB ASC Topic 718. Awards with performance conditions, such as the performance-based restricted stock granted in 2012, 2011 and 2010, are computed based on the probable outcome of the performance condition as of the grant date for the award. For an overview of the features of these awards, see “—Components of compensation—Long-term equity incentive awards”. The amount shown represents the maximum grant date fair value for the performance-based restricted stock in 2012.
(4)	The values for stock option awards in this column represent the aggregate grant date fair value for the stock option awards granted in each year computed in accordance with FASB ASC Topic 718. The assumptions used to value these awards can be found in Note 5 to the financial statements included in our 2012 Annual Report on Form 10-K. For an overview of the features of these awards, see “—Components of compensation—Long-term equity incentive awards”.
(5)	This column represents the amounts earned under the 2012, 2011 and 2010 annual cash incentive award programs based on achievement of performance goals under the program. For a description of the program, including the 2012 performance goals under the program, see “—Components of compensation—Annual cash incentive compensation.”
(6)	The following table breaks down the amounts shown in this column for 2012:

Name	Company Contribution to U.K. based SIPP	Company 401(k) Match	Health Benefit Premiums	Long-Term Care Premiums	Total
Ronald F. Clarke	$—	$—	$19,642	$1,037	$20,679
Eric R. Dey	$—	$—	$21,142	$742	$21,884
Andrew R. Blazye(7)	$15,847	$—	$3,680	$—	$19,527
William J. Schmit	$—	$2,834	$19,642	$972	$23,448
Donovan H. Williams, Jr.	$—	$2,077	$19,642	$1,584	$23,303

(7)	As Mr. Blazye is based in the United Kingdom, his compensation is denominated in British Pounds. All amounts for Mr. Blazye for 2012, 2011 and 2010 have been converted into U.S. dollars at an exchange rate of $1.5847 to £1, $1.6039 to £1 and $1.5820 to £1, respectively, the average exchange rates during each year presented.

Grants of Plan-Based Awards for 2012

The following table provides information about awards granted in 2012 to each of the named executive officers.

		Estimated Possible Payouts Under Non-Equity Incentive Plan awards(1)		Estimated future payouts under the equity incentive plan awards(2)	All other options awards: number of securities underlying options	Exercise or base price of option awards	Grant date fair value of stock and option award
Name	Grant Date	Target ($)	Maximum ($)	Target (#)	# (3)	($/Share)	$ (4)
Ronald F. Clarke		$800,000	$1,140,000
	6/29/2012				833,333	$35.04	$8,701,123
Eric R. Dey		$150,000	$200,000
	2/1/2012			5,000			$171,750
Andrew R. Blazye(5)		$174,317	$249,368
William J. Schmit		$147,500	$199,125
	2/1/2012			5,000			$171,750
Donovan H. Williams Jr.		$71,250	$71,250
	5/3/2012			5,000			$203,250
	5/3/2012				50,000	$40.65	$564,829

(1)	These columns reflect the target and maximum amounts that could be earned under our 2012 annual cash incentive program for each named executive officer. There is no threshold amount under the program. For information concerning this program, see “—Components of compensation—Annual cash incentive compensation.”
(2)	This column reflects the number of shares of performance-based restricted stock granted in 2012. These awards do not have a threshold or maximum amount. For information concerning these grants, see “—Components of compensation—Long-term equity incentive awards—2012 Equity awards.”
(3)	This column reflects the number of stock options granted in 2012. For information concerning these grants and vesting conditions, see “—Components of compensation—Long-term equity incentive awards—2012 Equity awards.”
(4)	This column reflects the grant date fair value of the restricted stock and stock option awards under FASB ASC Topic 718 granted to each of the named executive officers in 2012. Awards with performance conditions are computed based on the probable outcome of the performance condition as of the grant date for the award. There can be no assurance that the grant date fair value of stock and option awards will ever be realized by the named executive officers.
(5)	As Mr. Blazye is based in the United Kingdom, his compensation is denominated in British Pounds. All amounts for Mr. Blazye for 2012 have been converted into U.S. dollars at an exchange rate of $1.5847 to £1, the average exchange rate during 2012.

Option Exercises and Stock Vested

The following table shows the number of stock options exercised and stock vested in 2012 by each of the named executive officers.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Ronald F. Clarke	555,732	$20,407,482	333,334	$15,665,043
Eric R. Dey	—	$—	30,000	$1,188,000
Andrew R. Blazye	101,746	$3,245,781	52,500	$1,803,375
William J. Schmit	216,427	$5,318,282	5,000	$171,750
Donovan H. Williams, Jr.	—	$—	—	$—

(1)	Value realized is calculated based on the closing price of our common stock on the New York Stock Exchange on the date of exercise or vesting. There is no guarantee the named executive officers actually received or will receive the value indicated upon the ultimate disposition of the underlying shares of common stock.

Outstanding Equity Awards at December 31, 2012

The following table shows the number of stock options and restricted stock held by the named executive officers on December 31, 2012.

	Option Awards					Stock Awards
Name	Number of Securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable (1)	Option exercise price ($)	Option Grant Date	Option Expiration Date	Number of shares of stock that have not vested (#)		Market value of shares of stock that have not vested ($) (3)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested ($) (3)
Ronald F. Clarke	500,000	—	$5.20	11/7/2005	11/7/2015
	674,999	75,001	$10.00	6/17/2009	6/17/2019
	416,666	416,666	$23.00	12/14/2010	12/14/2020
	—	833,333	$35.04	6/29/2012	6/29/2022
						250,001	(2)	$13,412,554
									—	$—
Eric R. Dey	52,632	157,892	$23.00	12/14/2010	12/14/2020
									5,000	$268,250
Andrew R. Blazye	20,130	—	$12.00	9/20/2007	9/20/2017
	18,750	124,012	$23.00	12/14/2010	12/14/2020
									30,000	$1,609,500
William J. Schmit	55,358	—	$14.00	2/25/2008	2/25/2018
	—	105,262	$23.00	12/14/2010	12/14/2020
									5,000	$268,250
Donovan H. Williams, Jr.	—	50,000	$40.65	5/3/2012	5/3/2022
									5,000	$268,250

(1)	Mr. Clark’s stock options granted on June 17, 2009 vested 168,750 upon grant, 168,750 on June 17, 2010, 2011 and 2012 and will vest 75,001 on June 17, 2013. Mr. Clarke’s stock options granted on December 14, 2010 vested or will vest ratably on July 1, 2011, 2012, 2013 and 2014. Mr. Clarke’s stock options granted on June 29, 2012 will vest ratably on June 29, 2013, 2014, 2015 and 2016. Mr. Dey’s stock options granted on December 14, 2010 are made up of two tranches of 105,262 options each; tranche one vested or will vest ratably on July 1, 2011, 2012, 2013 and 2014; tranche two will vest ratably on July 1, 2013, 2014, 2015 and 2016. Mr. Blazye’s stock options granted on December 14, 2010 is made up of two tranches of 37,500 options and 105,262 options; tranche one of 37,500 options vested or will vest ratably on July 1, 2011, 2012, 2013 and 2014; tranche two of 105,262 options will vest ratably on July 1, 2013, 2014, 2015 and 2016. Mr. Schmit’s stock options granted on December 14, 2010 will vest ratably on July 1, 2013, 2014, 2015 and 2016. Mr. Donovan’s stock options granted on May 3, 2012 will vest ratably on March 12, 2013, 2014, 2015 and 2016.
(2)	Represents time-based restricted stock award, which vested 83,333 on July 1, 2011 and 83,333 on July 1, 2012 and will vest 83,333 on July 1, 2013 and 83,334, which will vest on July 1, 2014 and July 1, 2015. See “—Components of compensation—Long- term equity incentive awards—2012 Equity awards” for the vesting conditions for the remaining 2012 equity awards.
(3)	Market value of shares of restricted stock that have not vested is calculated using the closing stock price on December 31, 2012.

Nonqualified Deferred Compensation

We do not provide any nonqualified deferred compensation arrangements to our named executive officers.

Pension Benefits

We do not provide any defined benefit pension plans to our named executive officers.

Employment Agreements, Severance and Change of Control Benefits

Ronald F. Clarke

We entered into an amended and restated employment agreement with Mr. Clarke, on November 29, 2010, which amended and restated his employment agreement entered into in connection with his hiring on September 25, 2000. The initial term of the employment agreement was through December 31, 2011. Per the agreement, the agreement automatically renews for successive one year periods unless we provide notice at least 30 days prior to the expiration date. Pursuant to the agreement, Mr. Clarke is entitled to an annual base salary of at least $687,500, with annual increases at the discretion of the compensation committee. We may terminate Mr. Clarke’s employment under the agreement by providing 30 days prior written notice and the payment of all sums due under the agreement. If we terminate Mr. Clarke’s employment for any reason other than for “cause” (as defined below), including through non-renewal of the agreement, Mr. Clarke will receive (1) cash severance payments, in equal monthly installments over 12 months (the “Severance Period”), in an amount equal to 150% of his then- current annual base salary plus any accrued and unpaid vacation; (2) at his election, payment of his health insurance premiums for coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended in amounts equal to those made immediately prior to his termination until the earlier of the expiration of the Severance Period or his commencement of employment with another employer; and (3) continuation of coverage during the Severance Period under our life and disability insurance plans, if permitted by the terms of the plans.

In addition, if Mr. Clarke’s employment is terminated (1) for “good reason” (as defined below) or (2) by us for any reason other than cause, in each case within 12 months following a “change in control” (as defined below), he can elect to have us purchase from him all stock options granted to him as of January 1, 2010, or 1,250,000 options as of December 31, 2012, and all shares of our stock that he owned as of January 1, 2010, or 1,411,282 shares as of December 31, 2012, at fair market value. In addition to Mr. Clarke’s rights under his employment agreement, he also has all rights and conditions as to stock and stock options granted to him under our 2010 Plan, which provides that all awards will accelerate if Mr. Clarke is terminated without cause within the two year period following a change in control or Mr. Clarke resigns for good reason during such period. The fair market value is determined by the change in control price, if the change in control is a cash transaction, or, in all other cases, by the Board of Directors in good faith.

“Cause” is defined to mean: Mr. Clarke’s (1) failure to render services to us; (2) commission of an act of disloyalty, gross negligence, dishonesty or breach of fiduciary duty; (3) material breach of the agreement; (4) commission of any crime or act of fraud or embezzlement; (5) misappropriation of our assets; (6) violation of our material written rules or policies; (7) commission of acts generating material adverse publicity toward us; (8) commission or conviction of a felony; or (9) death or inability due to disability to perform his essential job functions for a period of three months.

“Good reason” is defined to mean, following a change in control, and without Mr. Clarke’s written consent: (1) there is a significant diminution in his responsibilities; (2) a reduction in his annual base salary or total compensation and benefits in the amount of 10% or more; (3) his principal place of employment is relocated to a place that is 25 miles from the prior principal place of employment; or (4) he is required to be away from his office 25% more than was required prior to the change in control.

“Change in control” has the same definition as in the 2010 Plan.

Andrew R. Blazye

We entered into an employment agreement with Mr. Blazye on July 9, 2007. The agreement provides that Mr. Blazye’s employment shall continue until either party provides six months’ notice of termination; however, we may terminate the agreement immediately in certain limited circumstances. The agreement provides for a base salary of $314,400, which may be increased, and an annual target bonus payment of 50% of annual base salary and a maximum bonus payment of 75% of annual base salary. If Mr. Blazye elects to participate in the pension plan, the agreement requires Mr. Blazye to make an annual payment in the amount of 2% of annual base salary to a pension plan and we are required to make an annual payment in the amount of 5% of annual base salary. Mr. Blazye has elected to participate in a defined contribution plan.

Other named executive officers

We entered into offer letter agreements with Messrs. Dey and Williams in connection with their hiring. Mr. Schmit’s offer letter agreement was with a prior company and is no longer available, as Mr. Schmit joined the Company via an acquisition prior to 2002. For Mr. Schmit, we rely on historic practice for severance calculations. Consistent with these offer letters and our historic practice, if any of these named executive officers is terminated by us for any reason other than for cause, we will (1) pay cash severance in the amount of six months of his then-current base salary and (2) provide health benefits for six months, each upon execution of a general release.

Confidentiality and Non-Competition Agreements

Under the terms and conditions of the employee confidentiality, work product and non-solicitation agreement executed by our named executive officers, which survives any termination of such executive’s employment, our named executive officers, for a period of one year following termination for any reason, have an obligation not to (i) disclose certain of our confidential information, (ii) accept employment with certain enumerated competitors, (iii) solicit, in competition with our sale of products or services, any of our customers with which such executive had substantial contact within one year of such executive’s termination and (iv) recruit or hire, or attempt to recruit or hire, any of our employees, consultants, contractors or other personnel, who have knowledge of certain of our confidential information and with whom such executive had substantial contact within one year of such executive’s termination. In addition, pursuant to the employee confidentiality work product and non-solicitation agreement, during the term of employment our named executive officers have an obligation not to (i) disclose certain of our confidential information or (ii) accept employment with certain enumerated competitors.

Potential Payments Upon Termination of Employment

The following table shows the potential payments to the named executive officers upon a termination of employment under various circumstances. In preparing the table, we assumed the termination occurred on December 31, 2012.

Name	Severance Amount ($)(1)	Accelerated Vesting of Equity Awards ($)(2)	Benefits ($)(3)	Total ($)
Ronald F. Clarke
Termination without cause	$1,200,000	$—	$21,594	$1,221,594
Termination for good reason or termination without cause following a change in control	$1,200,000	$44,965,487	$21,594	$46,187,081

Eric R. Dey
Termination without cause	$150,000	$—	$10,797	$160,797
Termination without cause following a change in control	$150,000	$5,107,640	$10,797	$5,268,437
Termination for good reason following a change in control	$—	$5,107,640	$—	$5,107,640

Andrew R. Blazye(4)
Termination without cause	$174,317	$—	$9,764	$184,081
Termination without cause following a change in control	$174,317	$5,142,218	$9,764	$5,326,299
Termination for good reason following a change in control	$—	$5,142,218	$—	$5,142,218

William J. Schmit
Termination without cause	$147,500	$—	$10,797	$158,297
Termination without cause following a change in control	$147,500	$3,494,530	$10,797	$3,652,827
Termination for good reason following a change in control	$—	$3,494,530	$—	$3,494,530

Donovan H. Williams, Jr.
Termination without cause	$150,000	$—	$10,797	$160,797
Termination without cause following a change in control	$150,000	$918,250	$10,797	$1,079,047
Termination for good reason following a change in control	$—	$918,250	$—	$918,250

(1)	For Mr. Clarke, represents 150% of his then-current annual base salary and any accrued vacation. For Messrs. Dey, Blazye, Schmit and Williams, represents six months of their then-current annual base salary.
(2)	Under Mr. Clarke’s employment agreement he can elect to have us purchase, at fair market value, all outstanding stock options and shares of our stock, owned by him as of January 1, 2010, upon termination for good reason or without cause within 12 months after a change in control. In addition to Mr. Clarke’s rights under his employment agreement, he also has all rights and conditions as to stock and stock options granted to him under our 2010 Plan, which provides that all awards will accelerate if the Mr. Clarke is terminated without cause within the two year period following a change in control or Mr. Clarke resigns for good reason during such period.
Under our 2010 Plan and the stock option and restricted stock agreements with each named executive officer, all awards will accelerate if the executive is terminated without cause within the two year period following a change in control or the executive resigns for good reason during such period. The value shown above represents the value of the unvested options and restricted stock held by the named executive officers at December 31, 2012, assuming a value of $53.65 per share, the closing price of our common stock on the New York Stock Exchange on December 31, 2012, for which vesting would be accelerated and/or that would we would be required to purchase from Mr. Clarke should he so elect. Our equity incentive award agreements, under our 2002 plan, do not provide accelerated vesting of equity awards under any circumstances.
(3)	For Mr. Clarke, represents payment of medical, dental and vision benefits for 12 months. For Messrs. Dey, Schmit and Williams, represents the value of continuation of medical, dental and vision benefits for six months. For Mr. Blazye represents continuation of all benefits for six months.
(4)	As Mr. Blazye is based in the United Kingdom, his compensation is denominated in British Pounds. All amounts for Mr. Blazye have been converted into U.S. dollars at an exchange rate of $1.5847 to £1,the average exchange rate during 2012.

COMPENSATION COMMITTEE REPORT

The compensation, nominating and corporate governance committee has reviewed and discussed with management the Compensation Discussion and Analysis provided above. Based on its review and discussions, the committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Compensation Committee

Bruce R. Evans (Chair)

Andrew B. Balson

Glenn W. Marschel

Steven T. Stull

EQUITY COMPENSATION PLAN INFORMATION

Securities Authorized for Issuance Under Equity Compensation Plans

The following table sets forth information, as of December 31, 2012, with respect to our compensation plans under which common stock is authorized for issuance, which consist of our 2010 Equity Compensation Plan and its predecessor, our 2002 Amended and Restated Stock Incentive Plan. We believe that the exercise price for all of the options granted under these plans reflect at least 100% of fair market value on the dates of grant for the options at issue.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (A)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights (B)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column A) (C)
Equity Compensation Plans Approved by Stockholders
2002 Plan	2,212,332	$11.20	—
2010 Plan	4,352,413	$27.75	854,266
Equity Compensation Plans Not Approved by Stockholders	—	—	—

Total	6,564,745	$22.17	854,266

No further grants were allowed under the 2002 Plan after the 2010 Plan became effective.

Description of 2010 Equity Compensation Plan

The following description of the 2010 Plan is qualified in its entirety by reference to the applicable provisions of the plan document, as proposed to be amended and restated, which is attached as Appendix A.

Purpose. Our Board of Directors and stockholders approved the FleetCor Technologies, Inc. 2010 Equity Compensation Plan on November 16, 2010 and the plan became effective upon the completion of the initial public offering of the Company. The purpose of the 2010 Plan is to:

•	attract and retain employees and directors;

•	provide an additional incentive to employees and directors to work to increase the value of our common stock; and

•	provide employees and directors with a stake in the future of our company which corresponds to the stake of each of our stockholders.

Share reserve. Prior to the proposed amendment to the 2010 Plan described in Proposal Three, above, common stock reserved for issuance under our 2010 Plan was 6,750,000 shares, of which 783,266 were available as of April 12, 2013 for future grants thereunder. As of April 12, 2013, the market value for our common stock was $77.03 per share. If amendment and restatement of the 2010 Plan is approved by shareholders, the number of shares of common stock available for future grants would increase by 6,500,000 shares to 13,250,000 shares. The amendment also will impose a sublimit on stock grants under the 2010 Plan. Pursuant to this sublimit, of the aggregate 13,250,000 shares available under the 2010 Plan, stock grants will be limited to a maximum of 3,194,550 shares, for past and future grants. Finally, the proposed amendments will clarify that all shares available for grant are available for grant as incentive stock options (“ISOs”).

As of April 12, 2013 there were 783,266 shares available for future grants under the 2010 Plan and stock grants for 1,411,284 shares had already been made under the 2010 Plan. Therefore, giving effect to the proposed amendment of the 2010 Plan, 7,283,266 shares will be available for future grants under the plan and future stock grants under the 2010 Plan will be limited to 1,783,266 shares.

All shares reserved for issuance shall remain available for issuance under our 2010 Plan until issued pursuant to the exercise of any option, stock appreciation right or issued pursuant to a stock grant, and when any shares are issued pursuant to any option, stock appreciation right or stock grant, the shares reserved for issuance shall be reduced on a one-to-one basis. Any shares of common stock issued pursuant to a stock grant, which are forfeited will again be available for grants under the 2010 Plan, and if the option price is paid in common stock or if shares of common stock are tendered in satisfaction of any condition to the stock grant, such shares shall not be available for grant under the 2010 Plan.

Administration. The compensation committee of our Board of Directors, or a subcommittee of the compensation committee, will administer our 2010 Plan. All grants under the 2010 Plan will be evidenced by a certificate that incorporates such terms and conditions as the compensation committee (or its subcommittee) deems necessary or appropriate.

Types of awards. Our 2010 Plan provides for the following types of awards to certain eligible employees and outside directors: stock options; stock grants; and stock appreciation rights (“SARs”). Under the 2010 Plan, stock options may be ISOs or non-incentive stock options.

Eligibility. The compensation committee may grant options that are intended to qualify as ISOs only to eligible employees and may grant all other awards to eligible employees and outside directors. An eligible employee is an employee of FleetCor or any subsidiary, parent or affiliate of FleetCor who has been designated by the compensation committee to receive a grant under the 2010 Plan. No eligible employee or outside director in any calendar year may be granted an option to purchase more than 2,250,000 shares of common stock, a SAR based on the appreciation with respect to more than 2,250,000 shares of common stock or stock grants, which are intended to satisfy the requirements of Section 162(m) of the Internal Revenue Code, for more than 2,250,000 shares of common stock; provided, that, the compensation committee will have the discretion to increase each such grant limit to 2,500,000 shares of common stock if deemed necessary or appropriate in connection with hiring any eligible employee.

Options. The exercise price for stock options granted under our 2010 Plan may not be less than the fair market value of our common stock on the option grant date. Option recipients may, in the discretion of the compensation committee, pay the exercise price by using cash, check, stock or through an approved cashless exercise procedure. Our options vest at the time or times determined by the compensation committee. All shares available for issuance under the 2010 Plan shall be available for issuance as ISOs. The compensation committee, in its discretion, may require completion of a period of service as an eligible employee or outside director and/or satisfaction of a performance requirement before an option may be exercised. Our options will expire at a time determined by the compensation committee, but in no event more than ten years after they are granted. At the compensation committee’s discretion, the option certificate may provide for the exercise of an option after an employee’s or director’s status has been terminated for any reason whatsoever, including death and disability.

Tax limitations on incentive stock options. The aggregate fair market value, determined at the time of grant, of shares of our common stock with respect to ISOs that are exercisable for the first time by an option-holder during any calendar year under all of our stock plans may not exceed $100,000. No ISO may be granted to any person who, at the time of grant, owns or is deemed to own stock possessing more than ten percent of our total combined voting power or that of any of our affiliates unless (a) the option exercise price is at least 110% of the fair market value of the stock subject to the option on the date of grant and (b) the term of the ISO does not exceed five years from the date of grant.

Stock appreciation rights. SARs may be granted by the compensation committee to eligible employees and outside directors under the 2010 Plan, either as part of an option or as standalone SARs. The terms and conditions for a SAR granted as part of an option will be set forth in the option certificate for the related option, while the terms and conditions for a standalone SAR will be set forth in a SAR certificate. SARs entitle the holder to receive the appreciation of the fair market value of one share of common stock as of the date such right is exercised over the baseline price specified in the option or SAR certificate, or the SAR Value, multiplied by the number of shares of common stock in respect of which the SAR is being exercised. The SAR Value for a SAR must equal or exceed the fair market value of a share of common stock as determined on the grant date in accordance with the 2010 Plan. The SAR Value for a SAR granted together with an option shall be no less than the option price under the related option. If a SAR is granted together with an option, then the exercise of the SAR shall cancel the right to exercise the related option, and the exercise of a related option shall cancel the right to exercise the SAR. A SAR granted as a part of an option shall be exercisable only while the related option is exercisable. The compensation committee, in its discretion, may require completion of a period of service as an eligible employee or outside director and/or satisfaction of a performance requirement before a SAR may be exercised. At the discretion of the compensation committee, any payment due upon the exercise of a SAR can be made in cash or in the form of common stock.

Stock grants. Stock grants are grants which are designed to result in the issuance of common stock to the eligible employee or outside director to whom the grants are made, and stock grants may be granted by the compensation committee subject to such terms and conditions, if any, as the compensation committee acting in its absolute discretion deems appropriate. The compensation committee, in its discretion, may make the issuance of common stock under a stock grant and/or the vesting of such stock subject to certain conditions. These conditions may include, for example, a requirement that the eligible employee continue employment or the outside director continue service with us for a specified period or that we or the eligible employee achieve stated performance or other conditions. To the extent the performance conditions are intended to result in the stock grant qualifying as “performance-based compensation” under Section 162(m) of the Internal Revenue Code, the performance conditions will be one or more of the following: (1) our return over capital costs or increase in return over capital costs, (2) our total earnings or the growth in such earnings, (3) our consolidated earnings or the growth in such earnings, (4) our earnings per share or the growth in such earnings, (5) our net earnings or the growth in such earnings, (6) our earnings before interest expense, taxes, depreciation, amortization and other non-cash items or the growth in such earnings, (7) our earnings before interest and taxes or the growth in such earnings, (8) our consolidated net income or the growth in such income, (9) the value of our stock or the growth in such value, (10) our stock price or the growth in such price, (11) our return on assets or the growth in such return, (12) our cash flow or the growth in our cash flow, (13) our total stockholder return or the growth in such return, (14) our expenses or the reduction in such expenses, (15) our sales growth, (16) our overhead ratios or changes in such ratios, (17) our expense-to-sales ratios or changes in such ratios, (18) our economic value added or changes in such value added, (19) our gross margin or growth in such gross margin, or (20) our bad debt expense or the reduction in such bad debt expense.

Each stock grant shall be evidenced by a certificate which will specify what rights, if any, an eligible employee or outside director has with respect to such stock grant as well as any conditions applicable to the stock grant.

Transfer of awards. No award shall be transferable otherwise than by will or the laws of descent and distribution without the consent of the compensation committee.

Change in control. Pursuant to the 2010 Plan, all conditions to the exercise of outstanding options and SARs, and all conditions to the issuance or forfeiture of outstanding stock grants, will be deemed satisfied as of the effective date of the change in control, if as a result of a change in control:

•

all of the outstanding options, SARs and stock grants granted under the 2010 Plan are not continued in full force and effect or there is no assumption or substitution of the options, SARs and stock grants (with their terms and conditions unchanged) in connection with such change in control; or

•

the terms of an option certificate, SAR certificate or stock grant certificate expressly provide that this provision applies to the grant made under such certificate even if there is such a continuation, assumption, or substitution of such grant or the 2010 Plan.

In this case, our Board of Directors shall have the right to deem at the time of the change in control any and all terms and conditions to the exercise of all outstanding options and SARs on such date and any and all outstanding issuance and vesting conditions under any stock grants on such date be 100% satisfied on such date, and our Board of Directors shall also have the right, to the extent required as a part of a change in control transaction, to cancel all outstanding options, SARs and stock grants after giving eligible employees and outside directors a reasonable period of time to exercise their outstanding options and SARs or to take such other action as is necessary to receive common stock subject to stock grants.

The 2010 Plan also provides that if outstanding options, SARs and stock grants are continued in full force and effect or there is an assumption or substitution of the options, SARs and stock grants in connection with a change in control and the terms of option certificate, SAR certificate or stock grant certificate do not otherwise provide, then any conditions to the exercise of an eligible employee’s or director’s outstanding options and SARs and any issuance and forfeiture conditions of outstanding stock grants will automatically expire and have no further force or effect on or after the date that the employee’s or director’s service terminates, if:

•

the employee’s employment with FleetCor is terminated at our initiative for reasons other than “cause” (as defined in the 2010 Plan) or is terminated at the employee’s initiative for “good reason” (as defined in the 2010 Plan) within the two-year period starting on the date of the change in control; or

•	an outside director’s service on our Board of Directors terminates for any reason within the two-year period starting on the date of the change in control.

A change in control means, generally:

•

any sale by us of all or substantially all of our assets or our consummation of any merger, consolidation, reorganization or business combination with any person, except for certain transactions to be described in the 2010 Plan;

•	the acquisition by any person, other than certain acquisitions to be specified in the 2010 Plan, of 30% or more of the combined voting power of our then-outstanding voting securities;

•	a change in the composition of our Board of Directors that causes less than a majority of the directors to be directors that meet one or more of the descriptions to be set forth in the 2010 Plan; or

•	stockholder approval of our liquidation or dissolution, other than as will be provided in the 2010 Plan.

Adjustment of shares. The number, kind or class of shares of common stock reserved for issuance under the 2010 Plan, the annual grant caps, the number, kind or class of shares of common stock subject to options or

SARs granted under the 2010 Plan, and the option price of the options and the SAR Value of the SARs, as well as the number, kind or class of shares of common stock granted pursuant to stock grants under the 2010 Plan, shall be adjusted by the compensation committee in a reasonable and equitable manner to reflect any equity restructuring, change in the capitalization of our company or any transaction described in Internal Revenue Code section 424(a) which does not constitute a change in control, as provided in our 2010 Plan.

Adjustment of shares—mergers. The compensation committee, as part of any transaction described in Code Section 424(a) which does not constitute a change in control, shall have the right to adjust the number of shares of common stock reserved for issuance under the 2010 Plan without seeking approval of our stockholders, unless such approval is required by applicable laws or rules of the stock exchange. The compensation committee will also have the right to make stock, option and SAR grants to effect the assumption of, or the substitution for, stock, option and SAR grants previously made by any other corporation to the extent that such transaction calls for the substitution or assumption of such grants.

Amendments or termination. Our Board of Directors may amend or terminate our 2010 Plan at any time, subject to applicable laws and regulations requiring stockholder approval. No amendment may be made to the section of the plan governing a change in control which might adversely affect any rights that would otherwise vest on a change in control with respect to awards granted prior to the date of any such amendment. The 2010 Plan will terminate on the earlier of (1) the tenth anniversary of the date our stockholders approve its adoption and (2) the date upon which all of the stock reserved for use under the 2010 Plan has been issued or is no longer available for use under the plan.

Federal Income Tax Consequences

The rules concerning the federal income tax consequences with respect to grants made pursuant to the 2010 Plan are technical, and reasonable persons may differ on the proper interpretation of such rules. Moreover, the applicable statutory and regulatory provisions are subject to change, as are their interpretations and applications, which may vary in individual circumstances. Therefore, the following discussion is designed to provide only a brief, general summary description of the U.S. federal income tax consequences associated with such grants, based on a good faith interpretation of the current U.S. federal income tax laws, regulations (including certain proposed regulations) and judicial and administrative interpretations. The following discussion does not set forth (1) any U.S. federal tax consequences other than income tax consequences or (2) any state, local or non-U.S. tax consequences that may apply.

ISOs. In general, an eligible employee will not be taxed upon the grant or the exercise of an ISO. For purposes of the alternative minimum tax, however, the eligible employee generally will be required to treat an amount equal to the difference between the fair market value of our common stock on the date of exercise over the exercise price as an item of adjustment in computing the eligible employee’s alternative minimum taxable income. If the eligible employee does not dispose of our common stock received pursuant to the exercise of the ISO within either (1) two years after the date of the grant of the ISO or (2) one year after the date of exercise of the ISO, a disposition of our common stock generally will result in long-term capital gain or loss to the individual with respect to the difference between the selling price and the exercise price. We will not be entitled to any federal income tax deduction as a result of such disposition. In addition, we normally will not be entitled to a federal income tax deduction at either the grant or the exercise of an ISO.

If the eligible employee disposes of our common stock acquired upon exercise of the ISO within either of the two above-mentioned time periods, then in the year of disposition, the individual generally will recognize ordinary income, and we will be entitled to a federal income tax deduction (provided we satisfy applicable federal income tax reporting requirements). The amount of income and deduction will be an amount equal to the lesser of (1) the excess of the fair market value of our common stock on the date of exercise over the exercise price or (2) the amount realized upon disposition over the exercise price. Any gain in excess of the amount recognized by the eligible employee as ordinary income will be taxed to the individual as short-term or long-term capital gain (depending on the applicable holding period).

Non-ISOs. An eligible employee or an outside director will not recognize any taxable income upon the grant of a non-incentive stock option, or Non-ISO, and we will not be entitled to a federal income tax deduction at the time of grant. Upon the exercise of a Non-ISO, the eligible employee or outside director generally will recognize ordinary income in an amount equal to the excess of the fair market value of our common stock on the date the shares are transferred pursuant to the exercise over the exercise price.

Special rules apply, however, if the eligible employee or outside director exercises the Non-ISO within six months of the date of grant. If the sale of the shares within that six-month period could subject the eligible employee or outside director to suit under Section 16(b) of the Exchange Act, the eligible employee or outside director will not recognize income on the date the shares are transferred to him or her, but will recognize income at a later date. In this case, income will be based on the difference between the exercise price and the fair market value of the shares on the date that is the earlier of (1) six months after the date of the grant or (2) the first date that the shares can be sold by the eligible employee or outside director without liability under Section 16(b). However, if the eligible employee or outside director timely elects under Section 83(b) of the Internal Revenue Code of 1986, as amended (the “Code”), fair market value of the shares will be determined on the date the shares are transferred pursuant to the exercise without regard to the effect of Section 16(b).

We will be entitled to a federal income tax deduction (provided we satisfy applicable federal income tax reporting requirements) in an amount equal to the ordinary income recognized by the eligible employee or outside director in the year that the income is recognized by the individual. Upon a later sale of our common stock by the eligible employee or outside director, he or she will recognize short-term or long-term capital gain or loss (depending on the applicable holding period) in an amount equal to the difference between the amount realized on the sale and the fair market value of the shares when ordinary income was recognized.

SARs. An eligible employee or outside director will recognize ordinary income for federal income tax purposes upon the exercise of a SAR under the 2010 Plan for cash, our common stock or a combination of each. The amount of income that the eligible employee or outside director will recognize will equal the amount of cash, if any, and the fair market value of our common stock, if any, that the eligible employee or outside director receives as a result of the exercise. We generally will be entitled to a federal income tax deduction in an amount equal to the ordinary income recognized by the eligible employee in the same taxable year in which the eligible employee recognizes such income, if we satisfy applicable federal income tax reporting requirements.

Stock Grants. An eligible employee or outside director is not subject to any federal income tax upon the grant of stock grants, nor does the grant of a stock grant result in a federal income tax deduction for our company, unless the restrictions on the stock do not present a substantial risk of forfeiture. In the year that the stock grant is no longer subject to a substantial risk of forfeiture, the eligible employee or outside director generally will recognize ordinary income in an amount equal to the fair market value of the shares of our common stock transferred to the eligible employee or outside director, determined on the date the stock grant is no longer subject to a substantial risk of forfeiture. If an eligible employee or outside director is subject to Section 16(b) of the Exchange Act and the eligible employee’s or outside director’s sale of the shares within six months of the transfer of the shares to him or her could subject him or her to suit under Section 16(b) of the Exchange Act, the stock will be treated as subject to a substantial risk of forfeiture. If the stock grant is forfeited, the eligible employee or outside director will recognize no income.

An eligible employee or outside director may elect under Section 83(b) of the Code to recognize the fair market value of our common stock as ordinary income at the time of grant of the stock grant. If the eligible employee or outside director so elects, (1) the eligible employee or outside director will not otherwise be taxed in the year that the stock grant is no longer subject to a substantial risk of forfeiture and (2) if the stock grant is subsequently forfeited, the eligible employee or outside director will be allowed no deduction for the forfeiture. If cash dividends are paid on shares subject to the stock grant before the date the stock grant becomes nonforfeitable or is forfeited, we will delay any payment of such cash dividend to an eligible employee or outside director until the shares become nonforfeitable, and the cash dividends are treated as ordinary income (or dividend income, if a Section 83(b) election was made) in the year received.

We generally will be entitled to a federal income tax deduction equal to the amount of ordinary income recognized by the eligible employee or outside director when such ordinary income is recognized, provided we satisfy applicable federal income tax reporting requirements. Depending on the period shares of common stock are held after receipt by the eligible employee or outside director, the sale or other taxable disposition of the shares will result in short-term or long-term capital gain or loss equal to the difference between the amount realized on such disposition and the fair market value of the shares generally when ordinary income was recognized.

Section 162(m) and Performance Measures. Pursuant to Section 162(m) of the Code, we ordinarily may not deduct compensation of more than $1 million that is paid to certain “covered employees” (i.e., any individual who, on the last day of the taxable year, is either our principal executive officer or an employee whose total compensation for the tax year is required to be reported to our shareholders because he or she is among the three highest compensated officers for the tax year, other than the principal executive officer or principal financial officer). The limitation on deductions does not apply, however, to qualified “performance-based compensation.” Certain grants under the 2010 Plan may constitute qualified performance-based compensation and, as such, would be exempt from the $1 million limitation on deductible compensation.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

None of our executive officers currently serve on the compensation committee or Board of Directors of any other company of which any member or proposed member of our compensation, nominating and corporate governance committee is an executive officer.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Policies and procedures with respect to related party transactions

In accordance with the charter of our audit committee and our policy on related party transactions, our audit committee is responsible for reviewing and approving related party transactions. The related party transaction policy applies to transactions, arrangements and relationships where the aggregate amount involved will or may be expected to exceed $120,000 in any calendar year, where we are a participant and in which a related person has or will have a direct or indirect material interest. A related person is: (1) any of our directors, nominees for director or executive officers; (2) any immediate family member of a director, nominee for director or executive officer; and (3) any person, and his or her immediate family members, or entity that was a beneficial owner of 5% or more of any of our outstanding equity securities at the time the transaction occurred or existed.

In the course of its review and approval of related party transactions, our audit committee considers the relevant facts and circumstances to decide whether to approve such transactions. Our audit committee will approve only those transactions that it determines are in our best interest. In particular, our policy on related party transactions requires our audit committee to consider, among other factors it deems appropriate:

•	whether the related party transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances; and

•	the extent of the related party’s interest in the transaction.

Pursuant to our policy on related party transactions, our audit committee identifies the following categories of transactions as deemed to be preapproved by the audit committee, even if the aggregate amount involved exceeds the $120,000 threshold:

•

our employment of any executive officer or compensation paid by us to any executive officer if our compensation, nominating and corporate governance committee approved (or recommended that our Board of Directors approve) such compensation;

•

any compensation paid to a director if the compensation is required to be reported in our proxy statement under Item 402 of the Securities and Exchange Commission’s compensation disclosure requirements;

•

any transaction with another company at which a related person’s only relationship is as an employee (other than an executive officer), director or beneficial owner of less than 10% of that company’s shares, if the aggregate amount involved does not exceed the greater of $1,000,000, or 2% of that company’s total annual revenues;

•

any charitable contribution, grant or endowment made by us to a charitable organization, foundation or university at which a related person’s only relationship is as an employee (other than an executive officer) or a director, if the aggregate amount involved does not exceed the lesser of $1,000,000, or 2% of the charitable organization’s total annual receipts;

•	any transaction where the related person’s interest arises solely from the ownership of our common stock and all holders of our common stock received the same benefit on a pro rata basis;

•	any transaction involving a related person where the rates or charges involved are determined by competitive bids;

•

any transaction with a related person involving the rendering of services as a common or contract carrier, or public utility, at rates or charges fixed in conformity with law or governmental authority; and

•	any transaction with a related person involving services as a bank depositary of funds, transfer agent, registrar, trustee under a trust indenture, or similar services.

In addition, our Code of Business Conduct and Ethics requires that each of our employees and directors inform his or her superior or the chairman of the audit committee, respectively, of any material transaction or relationship that comes to their attention that could reasonably be expected to create a conflict of interest. Further, at least annually, each director and executive officer will complete a detailed questionnaire that asks questions about any business relationship that may give rise to a conflict of interest and all transactions in which we are involved and in which the executive officer, a director or a related person has a direct or indirect material interest.

Stock repurchases

On November 26, 2012, the Company entered into a stock repurchase agreement (the “Repurchase Agreement”) with investment funds associated with Summit Partners and Bain Capital (the “Repurchase Stockholders”), related party affiliates, to repurchase up to $200,000,000 of shares of the Company’s common stock directly from the Repurchase Stockholders (the “Share Repurchase”) in a private transaction at a price per share equal to the price paid by the underwriter in the underwritten secondary offering announced on November 26, 2012 by the Company.

The Company repurchased 3,852,822 shares of its common stock from the Repurchase Stockholders at $51.91 per share. The repurchase of shares from the Repurchase Stockholders was approved pursuant to the Company’s policy regarding related party transactions. The Company funded the Share Repurchase with borrowings under its credit facilities. The repurchased shares are included with Treasury Stock within the Consolidated Balance Sheets as filed in our 2012 Form 10-K.

Registration Rights Agreement

Pursuant to the terms of a sixth amended and restated registration rights agreement, certain holders of shares of our common stock (including restricted stock) are entitled to rights with respect to the registration of these shares under the Securities Act of 1933, as amended, as described below. These holders include the following holders of a class of our capital stock: Advantage Capital Partners, funds sponsored by Bain Capital Partners, and entities affiliated with Summit Partners (in each case including certain affiliated entities, and collectively, the “Affiliated Stockholders”).

Demand registration rights

At any time beginning 180 days after the closing of our initial public offering, and upon the written request of entities sponsored by or associated with Bain Capital Partners, LLC or entities affiliated with Summit Partners, we must give notice to all holders of our common stock with registration rights, who would have 30 days to request inclusion in the offering, file a registration statement and use our best efforts to register all shares timely requested to be registered. Entities affiliated with Bain Capital Partners and certain entities affiliated with Summit Partners have two such demand registration rights and certain other entities affiliated with Summit Partners have one such demand registration right. We are generally not obligated to affect a registration during the 120-day period subsequent to our filing a registration statement pursuant to these demand registration rights. We may postpone the filing of a registration statement for up to 90 days twice in a 12-month period, but not more than 120 consecutive days, if we have plans to engage in a registered public offering and our Board of Directors determines in good faith that such offering would be adversely affected by the requested registration.

Piggyback registration rights

If we register any of our securities for public sale, we must give notice to all holders of our common stock with registration rights, who would have 20 days to request inclusion in the offering, and use our best efforts to cause to be registered shares held by our stockholders with registration rights that request to include their shares in the registration statement. However, this right does not apply to a registration relating to any of our employee benefit plans or a corporate reorganization. The managing underwriter of any underwritten public offering will have the right to limit, due to marketing reasons, the number of shares registered by these holders.

Form S-3 registration rights

The holders of registration rights can request that we register all or a portion of their shares on Form S-3 if we are eligible to file a registration statement on Form S-3, upon which request we must give notice to all holders of our common stock with registration rights, who would have 20 days to request inclusion in the offering. We are required to file no more than one registration statement on Form S-3 upon exercise of these rights per six-month period and we are not required to honor registration requests if the aggregate market value of securities registered would be less than $10 million.

Registration expenses

We will pay all expenses incurred in connection with each of the registrations described above, except for underwriters’ discounts and selling commissions. In addition, we will pay the reasonable fees and disbursements of one counsel for the stockholders participating in such registration.

Indemnification

We have agreed, subject to certain exceptions, to indemnify against liabilities resulting from our initial public offering and the offerings described above, each selling stockholder that is a party to the registration rights agreement, including the Affiliated Stockholders. In addition, we have agreed that, in order to provide for just and equitable contribution to joint liability, if indemnification is not available to such parties, FleetCor and such parties will each contribute to any liability based on the proportion that the price of the shares sold by them relates to the aggregate offering price, subject to certain exceptions.

Expiration of registration rights

The registration rights described above will terminate with respect to a particular stockholder to the extent the shares held by and issuable to such holder may be sold without registration under the Securities Act in the manner and quantity proposed to be sold.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act of 1934 requires our directors, executive officers, and persons who own more than 10% of our common stock to file reports of their ownership and changes in ownership of our common stock with the SEC. Our employees prepare these reports for our directors and executive officers who request it on the basis of information obtained from them and from FleetCor’s records. Based on information available to us during fiscal year 2012, and representations made to us by the reporting persons, we believe that all applicable Section 16(a) filing requirements were met, except that, due to administrative error, Andrew Blazye was late in filing a Form 4 for the exercise and sale of stock options on April 30, 2012; Ron Clarke was late in filing a Form 4 for the exercise and sale of stock options on March 6, 2012; Timothy Downs was late in filing a Form 4 for the exercise and sale of stock options on April 30, 2012; Charles Freund was late in filing a Form 4 for the exercise and sale of stock options on February 21, 2012 and the exercising of stock options on December 27, 2012; William Schmit was late in filing a Form 4 for the exercising of options on November 5, 2012; and Steven Stull was late in filing a Form 4 for sales on February 13, 2012 and August 21, 2012.

AUDIT COMMITTEE REPORT

The Audit Committee operates under a written charter adopted by the Board of Directors. It is available on FleetCor’s website at investor.fleetcor.com under Corporate Governance. The charter, which was adopted November 29, 2010, outlines the audit committee’s duties and responsibilities. The audit committee will review the charter annually.

The Board of Directors will annually review the New York Stock Exchange listing standards definition of independence for audit committee members to determine that each member of the audit committee meets the standards. The Board has determined that Mr. Macchia is an “audit committee financial expert” as defined by Securities and Exchange Commission rules.

The Board of Directors has the ultimate authority for effective corporate governance, including oversight of the management of FleetCor. The audit committee assists the Board in fulfilling its responsibilities by overseeing the accounting and financial reporting processes of FleetCor, the audits of FleetCor’s consolidated financial statements and internal control over financial reporting, the qualifications and performance of the independent registered public accounting firm engaged as FleetCor’s independent auditor, and the performance of FleetCor’s internal audit function.

The audit committee relies on the expertise and knowledge of management, the internal audit function, and the independent auditor in carrying out its oversight responsibilities. Management is responsible for the preparation, presentation, and integrity of FleetCor’s consolidated financial statements, accounting and financial reporting principles, internal control over financial reporting, and disclosure controls and procedures designed to ensure compliance with accounting standards, applicable laws, and regulations. Management is responsible for objectively reviewing and evaluating the adequacy, effectiveness, and quality of FleetCor’s system of internal control. FleetCor’s independent auditor, Ernst & Young LLP, is responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States. The independent auditor is also responsible for expressing an opinion on the effectiveness of our internal control over financial reporting.

During 2012, the audit committee fulfilled its duties and responsibilities generally as outlined in the charter. The committee had six meetings during 2012, four of which were regular meetings and two special meetings. In connection with the audit of our consolidated financial statements for the year ended December 31, 2012, the audit committee, among other actions:

•	reviewed and discussed with management and the independent auditor FleetCor’s earnings press release and consolidated financial statements, and its annual report on Form 10-K,

•	reviewed with management and the independent auditor, management’s assessment of the effectiveness of our internal control over financial reporting,

•	reviewed with the independent auditor and management, as appropriate, the audit scopes and plans of the independent auditor,

•	inquired about significant risks, reviewed FleetCor’s policies for risk assessment and risk management, and assessed the steps management is taking to control these risks, and

•	met in executive session with the independent auditor.

The audit committee has reviewed and discussed with management and the independent auditor FleetCor’s audited consolidated financial statements and related footnotes for the fiscal year ended December 31, 2012, and the independent auditor’s report on those financial statements. Management represented to the audit committee that FleetCor’s financial statements were prepared in accordance with generally accepted accounting principles. Ernst & Young LLP presented the matters required to be discussed with the audit committee by Public Company Accounting Oversight Board (United States) Audit Standard AU Section 380 Communication with Audit

Committees and Rule 2-07 of SEC Regulation S-X. This review included a discussion with management and the independent auditor of the quality (not merely the acceptability) of FleetCor’s accounting principles, the reasonableness of significant estimates and judgments, and the disclosures in FleetCor’s consolidated financial statements and related footnotes, including the disclosures relating to critical accounting policies.

The Audit Committee recognizes the importance of maintaining the independence of FleetCor’s independent auditor, both in fact and appearance. Consistent with its charter, the audit committee has evaluated Ernst & Young LLP’s qualifications, performance, and independence, including that of the lead audit partner. As part of its auditor engagement process, the audit committee considers whether to rotate the independent audit firm. The audit committee has established a policy pursuant to which all services, audit and non-audit, provided by the independent auditor must be pre-approved by the audit committee or its delegate. Our pre-approval policy is more fully described in this Proxy Statement under the caption “Fees Billed by Ernst & Young LLP.” The audit committee has concluded that provision of the non-audit services described in that section was compatible with maintaining the independence of Ernst & Young LLP. In addition, Ernst & Young LLP has provided the audit committee with the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, and the audit committee has engaged in dialogue with Ernst & Young LLP about its independence.

Based on the reviews and discussions described above, the audit committee recommended to the Board of Directors that the audited consolidated financial statements be included in FleetCor’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012 for filing with the SEC. The audit committee also has selected Ernst & Young LLP as the independent registered public accounting firm for fiscal year 2013. The Board is recommending that stockholders ratify this selection at the annual meeting.

Audit Committee

Richard Macchia (Chair)

Mark A. Johnson

Glenn W. Marschel

Fees Billed by Ernst & Young LLP

Fees. The following table presents fees for professional audit services rendered by Ernst & Young LLP for the audit of FleetCor’s annual financial statements for the years ended December 31, 2012 and 2011, and fees billed for other services rendered by Ernst & Young LLP during those periods.

(In millions)
Year Ended December 31	2012	2011
Audit Fees	$2,651,733	$2,009,131
Audit-Related Fees	322,785	200,739

Total	$2,974,518	$2,209,870

Audit Fees. These amounts represent fees of Ernst & Young LLP for the audit of our annual consolidated financial statements and the services that an independent auditor would customarily provide in connection with subsidiary audits, statutory requirements, regulatory filings, and similar engagements for the fiscal year, such as comfort letters, attest services, consents, and assistance with review of documents filed with the Securities and Exchange Commission, as applicable, including fees related to our initial public offering. Audit Fees also include advice on accounting matters that arose in connection with or as a result of the audit or the review of periodic consolidated financial statements and statutory audits that non-U.S. jurisdictions require.

Audit-Related Fees. Audit-Related Fees consist of assurance and related services that are reasonably related to the performance of the audit or review of FleetCor’s consolidated financial statements. This category may include fees related to the performance of audits and attest services not required by statute or regulations, audits of our employee benefit plans, due diligence related to mergers, acquisitions, and investments, additional revenue and license compliance procedures related to performance of the review or audit of FleetCor’s financial statements, and accounting consultations about the application of generally accepted accounting principles to proposed transactions.

The Audit Committee has concluded the provision of the non-audit services listed above is compatible with maintaining the independence of Ernst & Young LLP. None of the services related to the fees described above was approved pursuant to the waiver of pre-approval provisions set forth in applicable rules of the Securities and Exchange Commission.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditor

The audit committee has established a policy for pre-approval of audit and permissible non-audit services provided by the independent auditor. Each year, the audit committee approves the terms on which the independent auditor is engaged for the ensuing fiscal year. At least quarterly, the committee will review and, if appropriate, pre-approve services to be performed by the independent auditor, review a report summarizing fiscal year-to-date services provided by the independent auditor, and review an updated projection of the fiscal year’s estimated fees. The audit committee, as permitted by its pre-approval policy, from time to time delegates the approval of certain permitted services or classes of services to a member of the committee. The committee will then review the delegate’s approval decisions each quarter.

SOLICITATION OF PROXIES

The Proxy accompanying this Proxy Statement is solicited by our Board of Directors. Proxies may be solicited by officers, directors, and regular supervisory and executive employees of FleetCor, none of whom will receive any additional compensation for their services. These solicitations may be made personally or by mail, facsimile, telephone, messenger, or via the Internet. FleetCor will pay persons holding shares of common stock in their names or in the names of nominees, but not owning such shares beneficially, such as brokerage houses, banks, and other fiduciaries, for the expense of forwarding solicitation materials to their principals. FleetCor will pay all proxy solicitation costs.

VOTING PROCEDURES

Tabulation of Votes. American Stock Transfer & Trust Company LLC, will tabulate votes cast by proxy or in person at the meeting. We will report the results in a Form 8-K filed with the SEC within four business days of the Annual Meeting.

Vote Required; Effect of an Abstention and Broker Non-Votes. The shares of a stockholder whose ballot on any or all proposals is marked as “abstain” will be included in the number of shares present at the Annual Meeting for the purpose of determining the presence of a quorum. If you are the beneficial owner of shares held by a broker or other custodian, you may instruct your broker how you would like your shares voted. If you wish to vote the shares you own beneficially at the meeting, you must first request and obtain a “legal proxy” from your broker or other custodian. If you choose not to provide instructions or a legal proxy, your shares are referred to as “uninstructed shares.” Whether your broker or custodian has the discretion to vote these shares on your behalf depends on the ballot item. The following table summarizes the vote threshold required for passage of each proposal and the effect of abstentions and uninstructed shares held by brokers.

Proposal Number	Item	Votes Required for Approval	Abstentions	Uninstructed Shares
1	Election of Directors	Plurality of shares cast (1)	Not counted	Not voted
2	Ratification of Independent Auditor	Majority of shares cast	Not counted	Discretionary vote
3	Approval of amendment to 2010 Equity Plan	Majority of shares cast	Not counted	Not voted

(1)	The directors receiving the largest number of “for” votes will be elected to the open positions.

Where to Find More Proxy Voting Information.

•	The Securities and Exchange Commission website has a variety of information about the proxy voting process at www.sec.gov/spotlight/proxymatters.shtml.

•	Contact the FleetCor Investor Relations department through our website at investor.fleetcor.com or by phone at (770) 729-2017.

•	Contact the broker or bank through which you beneficially own your shares.

DATED: Norcross, Georgia, April 23, 2013

Appendix A

FLEETCOR TECHNOLOGIES, INC.

2010 EQUITY COMPENSATION PLAN

Amended and Restated May 30, 2013

i

ii

§ 1.

BACKGROUND AND PURPOSE

The purpose of this Plan is to promote the interest of the Company by authorizing the Committee to grant Options and Stock Appreciation Rights and to make Stock Grants to Key Employees and Directors in order (1) to attract and retain Key Employees and Directors, (2) to provide an additional incentive to each Key Employee or Director to work to increase the value of Stock and (3) to provide each Key Employee or Director with a stake in the future of the Company which corresponds to the stake of each of the Company’s shareholders.

§ 2.

DEFINITIONS

2.1 Affiliate—means any organization (other than a Subsidiary) that would be treated as under common control with the Company under § 414(c) of the Code if “50 percent” were substituted for “80 percent” in the income tax regulations under § 414(c) of the Code.

2.2 Board—means the Board of Directors of the Company.

2.3 Cause—means, unless otherwise provided in a Key Employee’s employment agreement, the occurrence of any of the following:

(a)	Key Employee is convicted of, or pleads guilty to, any felony or any misdemeanor involving fraud, misappropriation or embezzlement, or Key Employee confesses or otherwise admits to the Company, any of its subsidiaries or affiliates, any officer, agent, representative or employee of the Company or one of its subsidiaries or affiliates, or to a prosecutor, or otherwise publicly admits, to committing any action that constitutes a felony or any act of fraud, misappropriation, or embezzlement; or

(b)	there is any material act or omission by Key Employee involving malfeasance or gross negligence in the performance of Key Employee’s duties to the Company or any of its subsidiaries or affiliates to the material detriment of the Company or any of its subsidiaries or affiliates; or

(c)	Key Employee breaches in any material respect any other material agreement or understanding between Key Employee and the Company in effect as of the time of such termination; or

(d)	a previous employer of Key Employee shall commence against Key Employee and/or the Company an action, suit, proceeding or demand arising from an alleged violation of a non-competition or other similar agreement between Key Employee and such previous employer.

provided, however, that no such act or omission or event shall be treated as “Cause” under this definition unless the Committee determines reasonably and in good faith that “Cause” does exist under the Plan.

2.4 Certificate—means, as applicable, an Option Certificate, a Stock Appreciation Right Certificate or a Stock Grant Certificate.

2.5 Change in Control—means any one of the following events or transactions

(a)	the sale by the Company of all or substantially all of its assets or the consummation by the Company of any merger, consolidation, reorganization, or business combination with any person, in each case, other than in a transaction:

(i)	in which persons who were shareholders of the Company immediately prior to such sale, merger, consolidation, reorganization, or business combination own, immediately thereafter, (directly or indirectly) more than 50% of the combined voting power of the outstanding voting securities of the purchaser of the assets or the merged, consolidated, reorganized or other entity resulting from such corporate transaction (the “Successor Entity”);

(ii)	in which the Successor Entity is an employee benefit plan sponsored or maintained by the Company or any person controlled by the Company; or

(iii)	after which more than 50% of the members of the board of directors of the Successor Entity were members of the Board at the time of the action of the Board approving the transaction (or whose nominations or elections were approved by at least 2/3 of the members of the Board at that time);

(b)	the acquisition directly or indirectly by any “person” or “group” (as those terms are used in Sections 13(d), and 14(d) of the 1934 Act, including without limitation, Rule 13d-5(b)) of “beneficial ownership” (as determined pursuant to Rule 13d-3 under the 1934 Act) of securities entitled to vote generally in the election of directors (“voting securities”) of the Company that represent 30% or more of the combined voting power of the Company then-outstanding voting securities, other than:

(i)	an acquisition by a trustee or other fiduciary holding securities under any employee benefit plan (or related trust) sponsored or maintained by the Company or any person controlled by the Company or by any employee benefit plan (or related trust) sponsored or maintained by the Company or any person controlled by the Company;

(ii)	an acquisition of voting securities by the Company or a person owned, directly or indirectly, by the holders of at least 50% of the voting power of the Company then outstanding securities in substantially the same proportions as their ownership of the stock of the Company;

(iii)	an acquisition of voting securities from the Company; or

(iv)	an acquisition of voting securities pursuant to a transaction described in § 2.5(a) that would not be a Change in Control under § 2.5(a); and

for purposes of clarification, an acquisition of the Company’s securities by the Company that causes the Company voting securities beneficially owned by a person or group to represent 30% or more of the combined voting power of the Company’s then-outstanding voting securities is not to be treated as an “acquisition” by any person or group for purposes of this § 2.5(b);

(c)	a change in the composition of the Board that causes less than a majority of the directors of the Company to be directors that meet one or more of the following descriptions:

(i)	a director who has been a director of the Company for a continuous period of at least 24 months;

(ii)	a director whose election or nomination as director was approved by a vote of at least 2/3 of the then directors described in § 2.5(c)(i), (ii) or (iii) by prior nomination or election, but excluding, for the purposes of this § 2.5(c)(ii), any director whose initial assumption of office occurred as a result of an actual or threatened (y) election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person or group other than the Board or (z) tender offer, merger, sale of substantially all of the Company’s assets, consolidation, reorganization, or business combination that would be a Change in Control under § 2.5(a) on the consummation thereof; or

(iii)	a director who was serving on the Board as a result of the consummation of a transaction described in § 2.5(a) that would not be a Change in Control under § 2.5(a); or

(d)	the approval by the Company’s shareholders of a liquidation or dissolution of the Company other than in connection with a transaction described in § 2.5(a) that would not be a Change in Control thereunder.

Except as otherwise specifically defined in this § 2.5, the term “person” means an individual, corporation, partnership, trust, association or any other entity or organization.

2.6	Code—means the Internal Revenue Code of 1986, as amended.

2.7 Committee—means the Compensation Committee of the Board or a subcommittee of such Compensation Committee, which committee or subcommittee shall have at least 2 members, each of whom shall be appointed by and shall serve at the pleasure of the Board and shall come within the definition of a “non-employee director” under Rule 16b-3 and, for periods after the reliance period in Treas. Reg. § 1.162-27(f)(2) expires, an “outside director” under § 162(m) of the Code.

2.8 Company—means FleetCor Technologies, Inc. and any successor to FleetCor Technologies, Inc.

2.9 Director—means any member of the Board who is not an employee of the Company or a Parent or Subsidiary or affiliate (as such term is defined in Rule 405 of the 1933 Act) of the Company.

2.10 Fair Market Value—means for any date (a) the closing price for a share of Stock on the New York Stock Exchange on such date as reported by The Wall Street Journal or, if The Wall Street Journal no longer reports such closing price, (b) such closing price as reported by a financial network or newspaper or trade journal selected by the Committee or, if no such closing price is available on such date, (c) such closing price as so reported in accordance with § 2.10(a) for the immediately preceding business day, or, if no newspaper or trade journal reports such closing price or if no such price quotation is available, (d) the current fair market value of a share of Stock that the Committee acting in good faith determines through the reasonable application of a reasonable valuation method which takes into consideration in applying its methodology all available information material to the value of the Company, considering factors including (as applicable) (1) the value of the Company’s tangible and intangible assets, (2) the present value of the Company’s anticipated future cash-flows, (3) the market value of equity interests in similar companies engaged in trades or businesses substantially similar to those engaged in by the Company, the value of which can be readily determined through nondiscretionary, objective means (such as through trading prices on an established securities market or an amount paid in an arms-length private transaction), (4) recent arm’s length transactions involving the sale or transfer of shares of Stock, and (5) other relevant factors such as control premiums or discounts for lack of marketability and whether the valuation method is used for other purposes that have a material economic effect on the Company, the holders of Stock or the Company’s creditors.

2.11 Good Reason—means, unless otherwise provided in a Key Employee’s employment agreement, Option Certificate, Stock Appreciation Right Certificate or Stock Grant Certificate or unless the Committee provides otherwise in connection with a Change in Control:

(a)	any significant reduction by the Company of the Key Employee’s authority, duties, titles or responsibilities; provided, however, a change in the Key Employee’s title that is not accompanied by a significant reduction in the Key Employee’s duties or responsibilities shall not satisfy this § 2.11(b);

(b)	a significant reduction by the Company in the Key Employee’s base salary or bonus opportunity unless such reduction is part of a reduction that is applied on a uniform basis to similarly situated employees; or

(c)	any material breach by the Company of any other provision of its agreement with the Key Employee;

provided, however,

(d)	Good Reason shall not exist unless the Key Employee shall first give written notice of the facts and circumstances providing Good Reason to the Company and shall allow the Company no less than twenty (20) days to remedy, cure or rectify the situation giving rise to Good Reason; and

(e)	the Company’s failure to continue the Key Employee’s appointment or election as a director or officer of any of its Affiliates shall not constitute Good Reason.

2.12 ISO—means an option granted under this Plan to purchase Stock which is intended to satisfy the requirements of § 422 of the Code.

2.13 Key Employee—means an employee of the Company or any Subsidiary or Parent or Affiliate to whom the Committee decides for reasons sufficient to the Committee to make a grant under this Plan.

2.14	1933 Act—means the Securities Act of 1933, as amended.

2.15	1934 Act—means the Securities Exchange Act of 1934, as amended.

2.16 Net Option Exercise—means the exercise of an Option under § 7.5 pursuant to a cashless exercise procedure which results in the issuance of a number of shares of Stock comparable to the number of shares of Stock which would have been issued pursuant to the exercise of a Stock Appreciation Right which covered the same number of shares of Stock as the Option and had an SAR Value equal to the Option Price under such Option.

2.17 Non-ISO—means an option granted under this Plan to purchase Stock which is intended to fail to satisfy the requirements of § 422 of the Code.

2.18 Option—means an ISO or a Non-ISO which is granted under § 7.

2.19 Option Certificate—means the certificate (whether in electronic or written form) which sets forth the terms and conditions of an Option.

2.20 Option Price—means the price which shall be paid to purchase one share of Stock upon the exercise of an Option granted under this Plan.

2.21 Parent—means any corporation which is a parent corporation (within the meaning of § 424(e) of the Code) of the Company.

2.22 Plan—means this FleetCor Technologies, Inc. 2010 Equity Compensation Plan as effective in accordance with § 4 and as amended from time to time thereafter in accordance with § 15.

2.23 Protection Period shall mean the two (2) year period which begins on the date of a Change in Control.

2.24 Rule 16b-3—means the exemption under Rule 16b-3 to Section 16(b) of the 1934 Act or any successor to such rule.

2.25 SAR Value—means the value assigned by the Committee to a share of Stock in connection with the grant of a Stock Appreciation Right under § 8.

2.26 Stock—means the common stock of the Company.

2.27 Stock Appreciation Right—means a right which is granted under § 8 to receive the appreciation in a share of Stock.

2.28 Stock Appreciation Right Certificate—means the certificate (whether in electronic or written form) which sets forth the terms and conditions of a Stock Appreciation Right which is not granted as part of an Option.

2.29 Stock Grant—means a grant under § 9 which provides exclusively for the issuance of shares of Stock.

2.30 Stock Grant Certificate—means the certificate (whether in electronic or written form) which sets forth the terms and conditions of a Stock Grant.

2.31 Subsidiary—means a corporation which is a subsidiary corporation (within the meaning of § 424(f) of the Code) of the Company.

2.32 Ten Percent Shareholder—means a person who owns (after taking into account the attribution rules of § 424(d) of the Code) more than ten percent of the total combined voting power of all classes of stock of either the Company, a Subsidiary or Parent.

§ 3.

SHARES AND GRANT LIMITS

3.1 Shares Reserved. There shall (subject to § 13) be 13,250,000 shares of Stock reserved for issuance under this Plan. No more than 3,194,550 shares shall (subject to § 13) be granted as Stock Grants. All shares available for issuance under this Plan shall be available for issuance pursuant to ISOs.

3.2 Source of Shares. The shares of Stock described in § 3.1 shall be reserved to the extent that the Company deems appropriate from authorized but unissued shares of Stock and from shares of Stock which have been reacquired by the Company.

3.3 Reduction and Restoration of Shares Reserved. All shares of Stock reserved for issuance under § 3.1 shall remain available for issuance under this Plan until issued pursuant to the exercise of an Option or a Stock Appreciation Right or issued pursuant to a Stock Grant; provided,

(a)	any shares which are issued pursuant to a Stock Grant and which thereafter are forfeited shall again be available for issuance under § 3.1;

(b)	any shares of Stock issued or otherwise used to satisfy a tax withholding obligation under § 16.3 shall no longer be available for issuance under § 3.1;

(c)	any shares of Stock which are tendered to the Company to pay the Option Price of an Option or which are tendered to the Company in satisfaction of any condition to a Stock Grant shall not be added to the shares of Stock reserved for issuance under § 3.1; and

(d)	the number of shares of Stock reserved for issuance under § 3.1 shall be reduced on a share-by-share basis for each share of Stock issued in connection with the exercise of a Stock Appreciation Right or an Option or (subject to § 3.3(a)) pursuant to a Stock Grant.

3.4 Use of Proceeds. The proceeds which the Company receives from the sale of any shares of Stock under this Plan shall be used for general corporate purposes and shall be added to the general funds of the Company.

3.5 Grant Limits. No Key Employee or Director in any calendar year shall be granted an Option to purchase (subject to § 13) more than 2,250,000 shares of Stock or a Stock Appreciation Right based on the appreciation with respect to (subject to § 13) more than 2,250,000 shares of Stock, and no Stock Grant which is intended to satisfy the requirements of § 162(m) of the Code shall be made to any Key Employee in any calendar year for more than 2,250,000 shares of Stock; provided, however, the Committee shall have the discretion to increase each such grant limit to 2,500,000 shares of Stock if deemed necessary or appropriate in connection with hiring any individual who would when hired be a Key Employee.

§ 4.

EFFECTIVE DATE

The effective date of this Plan shall be the effective date specified in the shareholder resolution approving the adoption of this Plan.

§ 5.

COMMITTEE

This Plan shall be administered by the Committee. The Committee acting in its absolute discretion shall exercise such powers and take such action as expressly called for under this Plan and, further, the Committee shall have the power to interpret this Plan and (subject to § 14 and § 15 and Rule 16b-3) to take such other action in the administration and operation of this Plan as the Committee deems equitable under the circumstances, which action shall be binding on the Company, on each affected Key Employee or Director and on each other person directly or indirectly affected by such action. Furthermore, the Committee as a condition to making any grant under this Plan to any Key Employee or Director shall have the right to require him or her to execute an agreement which makes the Key Employee or Director subject to non-competition provisions and other restrictive covenants which run in favor of the Company.

§ 6.

ELIGIBILITY

Only Key Employees who are employed by the Company or a Subsidiary or Parent shall be eligible for the grant of ISOs under this Plan. All Key Employees and all Directors shall be eligible for the grant of Non-ISOs and Stock Appreciation Rights and for Stock Grants under this Plan.

§ 7.

OPTIONS

7.1 Committee Action. The Committee acting in its absolute discretion shall have the right to grant Options to Key Employees and to Directors under this Plan from time to time to purchase shares of Stock, and Options may be granted for any reason the Committee deems appropriate, including as a substitute for compensation otherwise payable in cash.

7.2 Option Certificate. Each grant of an Option shall be evidenced by an Option Certificate, and each Option Certificate shall set forth whether the Option is an ISO or a Non-ISO and shall set forth such other terms and conditions of such grant as the Committee acting in its absolute discretion deems consistent with the terms of this Plan; however, (a) if the Committee grants an ISO and a Non-ISO to a Key Employee on the same date, the right of the Key Employee to exercise the ISO shall not be conditioned on his or her failure to exercise the Non-ISO and (b) no Option Certificate shall provide for the automatic grant of any new Option upon the exercise of an Option subject to such Option Certificate.

7.3 $100,000 Limit. No Option shall be treated as an ISO to the extent that the aggregate Fair Market Value of the Stock subject to the Option which would first become exercisable in any calendar year exceeds $100,000. Any such excess shall instead automatically be treated as a Non-ISO. The Committee shall interpret and administer the ISO limitation set forth in this § 7.3 in accordance with § 422(d) of the Code, and the Committee shall treat this § 7.3 as in effect only for those periods for which § 422(d) of the Code is in effect.

7.4 Option Price. The Option Price for each share of Stock subject to an Option shall be no less than the Fair Market Value of a share of Stock on the date the Option is granted; provided, however, if the Option is an ISO granted to a Key Employee who is a Ten Percent Shareholder, the Option Price for each share of Stock subject to such ISO shall be no less than 110% of the Fair Market Value of a share of Stock on the date such ISO is granted. The Committee shall not (except in accordance with § 13 and § 14) take any action absent the approval of the Company’s shareholders (whether through an amendment, a cancellation, making replacement grants or exchanges or any other means) to directly or indirectly reduce the Option Price of any outstanding Option or to make a tender offer for any Option if the Option Price for such Option on the effective date of such tender offer exceeds the then Fair Market Value of a share of Stock subject to such Option.

7.5 Payment. The Option Price shall be payable in full upon the exercise of any Option and, at the discretion of the Committee, an Option Certificate can provide for the payment of the Option Price either in cash, by check, in Stock or through any cashless exercise procedure which is acceptable to the Committee, including a Net Option

Exercise, or in any combination of such forms of payment. Any payment made in Stock shall be treated as equal to the Fair Market Value of such Stock on the date action acceptable to the Committee is taken to tender such Stock to the Committee or its delegate.

7.6 Exercise.

(a)	Vesting. The Committee may condition the right to exercise an Option on the satisfaction of a service requirement or a performance requirement or on the satisfaction of more than one such requirement or the satisfaction of any combination of such requirements or may grant an Option which is not subject to any such requirements, all as determined by the Committee in its discretion and as set forth in the related Option Certificate.

(b)	Exercise Period. Each Option granted under this Plan shall be exercisable in whole or in part to the extent vested at such time or times as set forth in the related Option Certificate, but no Option Certificate shall make an Option exercisable on or after the earlier of

(1)	the date which is the fifth anniversary of the date the Option is granted, if the Option is an ISO and the Key Employee is a Ten Percent Shareholder on the date the Option is granted, or

(2)	the date which is the tenth anniversary of the date the Option is granted, if the Option is (a) a Non-ISO or (b) an ISO which is granted to a Key Employee who is not a Ten Percent Shareholder on the date the Option is granted.

(c)	Termination of Status as Key Employee or Director. Subject to § 7.6(a), an Option Certificate may provide for the exercise of an Option after a Key Employee’s or a Director’s status as such has terminated for any reason whatsoever, including death or disability.

§ 8

STOCK APPRECIATION RIGHTS

8.1 Committee Action. The Committee acting in its absolute discretion shall have the right to grant Stock Appreciation Rights to Key Employees and to Directors under this Plan from time to time, and each Stock Appreciation Right grant shall be evidenced by a Stock Appreciation Right Certificate or, if such Stock Appreciation Right is granted as part of an Option, shall be evidenced by the Option Certificate for the related Option. Stock Appreciation Rights may be granted for any reason the Committee deems appropriate, including as a substitute for compensation otherwise payable in cash. The Committee shall not (except in accordance with § 13 and § 14) take any action absent the approval of the Company’s shareholders (whether through an amendment, a cancellation, making replacement grants or exchanges or any other means) to directly or indirectly reduce the SAR Value of any outstanding Stock Appreciation Right or to make a tender offer for any Stock Appreciation Right if the SAR Value for such Stock Appreciation Right on the effective date of such tender offer exceeds the then Fair Market Value of a share of Stock with respect to which the appreciation in such Stock Appreciation Right is based.

8.2 Terms and Conditions.

(a)

Stock Appreciation Right Certificate. If a Stock Appreciation Right is granted independent of an Option, such Stock Appreciation Right shall be evidenced by a Stock Appreciation Right Certificate, and such certificate shall set forth the number of shares of Stock on which the Key Employee’s or Director’s right to appreciation shall be based and the SAR Value of each share of Stock. The SAR Value shall be no less than the Fair Market Value of a share of Stock on the date the Stock Appreciation Right is granted. The Stock Appreciation Right Certificate shall set forth such other terms and conditions for the exercise of the Stock Appreciation Right as the Committee deems appropriate under the circumstances, but no Stock Appreciation Right Certificate shall make a Stock Appreciation

Right exercisable on or after the date which is the tenth anniversary of the date such Stock Appreciation Right is granted.

(b)	Option Certificate. If a Stock Appreciation Right is granted together with an Option, such Stock Appreciation Right shall be evidenced by the related Option Certificate, the number of shares of Stock on which the Key Employee’s or Director’s right to appreciation is based shall be no more than the number of shares of Stock subject to the related Option, and the SAR Value for each such share of Stock shall be no less than the Option Price under the related Option. Each such Option Certificate shall provide that the exercise of the Stock Appreciation Right with respect to any share of Stock shall cancel the Key Employee’s or Director’s right to exercise his or her Option with respect to such share and, conversely, that the exercise of the Option with respect to any share of Stock shall cancel the Key Employee’s or Director’s right to exercise his or her Stock Appreciation Right with respect to such share. A Stock Appreciation Right which is granted as part of an Option shall be exercisable only while the related Option is exercisable. The Option Certificate shall set forth such other terms and conditions for the exercise of the Stock Appreciation Right as the Committee deems appropriate under the circumstances.

(c)	Vesting. The Committee may condition the right to exercise a Stock Appreciation Right on the satisfaction of a service requirement or a performance requirement or on the satisfaction of more than one such requirement or the satisfaction of any combination of such requirements or may grant a Stock Appreciation Right which is not subject to any such requirements, all as determined by the Committee in its discretion and as set forth in the related Stock Appreciation Right Certificate.

8.3 Exercise. A Stock Appreciation Right shall be exercisable to the extent vested only when the Fair Market Value of a share of Stock on which the right to appreciation is based exceeds the SAR Value for such share, and the payment, if any, due on exercise shall be based on such excess with respect to the number of shares of Stock to which the exercise relates. A Key Employee or Director upon the exercise of his or her Stock Appreciation Right shall receive a payment from the Company in cash or in Stock issued under this Plan, or in a combination of cash and Stock, and the number of shares of Stock issued shall be based on the Fair Market Value of a share of Stock on the date the Stock Appreciation Right is exercised. The Committee acting in its absolute discretion shall have the right to determine the form and time of any payment under this § 8.3.

§ 9.

STOCK GRANTS

9.1 Committee Action. The Committee acting in its absolute discretion shall have the right to make Stock Grants to Key Employees and to Directors, and Stock Grants may be made for any reason the Committee deems appropriate, including as a substitute for compensation otherwise payable in cash. No Stock Grant shall provide for a cash payment to a Key Employee or a Director. A Stock Grant at the discretion of the Committee may provide for a contractual right to the issuance of Stock to a Key Employee or Director only after the satisfaction of specific employment or performance or other terms and conditions set by the Committee or may provide for the issuance of Stock to a Key Employee or Director at the time the grant is made, and any Stock issued pursuant to a Stock Grant may be issued subject to the satisfaction of specific employment or performance or other vesting terms and conditions which, if not satisfied, will result in the forfeiture of the Stock issued to the Key Employee or Director. Each Stock Grant shall be evidenced by a Stock Grant Certificate, and each Stock Grant Certificate shall set forth the terms and conditions, if any, under which Stock will be issued under the Stock Grant and the terms and conditions, if any, under which the Key Employee’s or Director’s interest in any Stock which has been so issued will become vested and non-forfeitable.

9.2 Conditions.

(a)

Conditions to Issuance of Stock under a Stock Grant. The Committee acting in its absolute discretion may make the issuance of Stock pursuant to a Stock Grant subject to the satisfaction of one, or more than one, employment, performance or other term or condition which the Committee deems appropriate under the circumstances for Key Employees or Directors generally or for a Key Employee or a Director in particular, and the related Stock Grant Certificate shall set forth each such term or condition and the deadline for satisfying each such term or condition. Stock issued pursuant to a Stock Grant shall be issued in the name of a Key Employee or Director under § 9.2(b) only after each such term or condition, if any, has been timely satisfied, and any Stock which is so issued shall be held by the Company pending the satisfaction of the related vesting terms and conditions, if any, under § 9.2(b) for the Stock Grant.

(b)	Conditions Vesting with respect to Stock Issued. The Committee acting in its absolute discretion may make any Stock issued in the name of a Key Employee or Director pursuant to a Stock Grant subject to the satisfaction of one, or more than one, objective employment, performance or other vesting term or condition that the Committee acting in its absolute discretion deems appropriate under the circumstances for Key Employees or Directors generally or for a Key Employee or a Director in particular, and the related Stock Grant Certificate shall set forth each such vesting term or condition, if any, and the deadline, if any, for satisfying each such vesting term or condition. A Key Employee’s or a Director’s vested and non-forfeitable interest in the shares of Stock underlying a Stock Grant shall depend on the extent to which he or she timely satisfies each such vesting term or condition. If a share of Stock is issued under this § 9.2(b) before a Key Employee’s or Director’s interest in such share of Stock vested and is non-forfeitable, the Company shall have the right to condition any such issuance on the Key Employee or Director first signing an irrevocable stock power in favor of the Company with respect to the forfeitable shares of Stock issued to such Key Employee or Director in order for the Company to effect any forfeiture called for under the related Stock Grant Certificate.

9.3 Dividends, Creditor Status and Voting Rights.

(a)	Cash Dividends. If a dividend is paid in cash with respect to a share of Stock after such share of Stock has been issued under a Stock Grant but before the first date that a Key Employee’s or a Director’s interest in such share of Stock becomes completely non-forfeitable, the Company shall delay the payment of such cash dividend until his or her interest in such share of Stock becomes completely non-forfeitable and then shall pay such cash dividend (without interest) directly to such Key Employee or Director before the end of the 45 day period which starts on the date his or her interest in such share of Stock becomes completely non-forfeitable. Neither a Key Employee nor a Director shall have the right to assign his or her claim to the payment of a dividend under this § 9.3(a), and any Key Employee’s claim or Director’s claim to any such payment shall be no different than the claim of a general and unsecured creditor of the Company to a payment related to his or her compensation due from the Company. Finally, if a Key Employee or Director forfeits his or her interest in a share of Stock, he or she shall forfeit any right to the payment of any cash dividend with respect to such share of Stock.

(b)	Stock Dividends. If a dividend is paid on a share of Stock in Stock or other property after such share of Stock has been issued under a Stock Grant but before the first date that a Key Employee’s or a Director’s interest in such share of Stock (1) is forfeited completely or (2) becomes completely non-forfeitable, the Company shall hold such dividend subject to the same forfeiture conditions under § 9.2(b) as applicable to the related Stock Grant. Neither a Key Employee nor a Director shall have the right to assign his or her claim to the payment of a dividend under this § 9.3(b), and any Key Employee’s claim or Director’s claim to any such payment shall be no different than the claim of a general and unsecured creditor of the Company to a payment related to his or her compensation due from the Company. Finally, if a Key Employee or a Director forfeits his or her interest in a share of Stock, he or she shall forfeit any right to any dividend described in this § 9.3(b) with respect to such share of Stock.

(c)

Voting. Except as otherwise set forth in a Stock Grant Certificate, a Key Employee or a Director shall have the right to vote the Stock issued under his or her Stock Grant during the period which comes after such Stock has been issued but before the first date that a Key Employee’s or Director’s interest in such Stock (1) is forfeited completely or (2) becomes completely non-forfeitable subject to the same rules as applicable to any other person who is issued shares of Stock on such date.

9.4 Satisfaction of Forfeiture Conditions. A share of Stock shall cease to be subject to a Stock Grant at such time as a Key Employee’s or a Director’s interest in such Stock becomes vested and non-forfeitable under this Plan, and the certificate or other evidence of ownership representing such share shall be transferred to the Key Employee or Director as soon as practicable thereafter.

9.5 Performance Goals for Income Tax Deduction.

(a)	General. The Committee shall (where the Committee under the circumstances deems in the Company’s best interest) either (1) make Stock Grants to Key Employees subject to a condition related to one, or more than one, performance goal based on the performance goals described in § 9.5(b) which seems likely to result in the Stock Grant qualifying as “performance-based compensation” under § 162(m) of the Code or (2) make Stock Grants to Key Employees under such other circumstances as the Committee deems likely to result in an income tax deduction for the Company with respect to such Stock Grant.

(b)	Performance Goals. A performance goal is described in this § 9.5(b) if such goal relates to (1) the Company’s return over capital costs or increases in return over capital costs, (2) the Company’s total earnings or the growth in such earnings, (3) the Company’s consolidated earnings or the growth in such earnings, (4) the Company’s earnings per share or the growth in such earnings, (5) the Company’s net earnings or the growth in such earnings, (6) the Company’s earnings before interest expense, taxes, depreciation, amortization and other non-cash items or the growth in such earnings, (7) the Company’s earnings before interest and taxes or the growth in such earnings, (8) the Company’s consolidated net income or the growth in such income, (9) the value of the Company’s stock or the growth in such value, (10) the Company’s stock price or the growth in such price, (11) the Company’s return on assets or the growth on such return, (12) the Company’s cash flow or the growth in such cash flow, (13) the Company’s total shareholder return or the growth in such return, (14) the Company’s expenses or the reduction of such expenses, (15) the Company’s sales growth, (16) the Company’s overhead ratios or changes in such ratios, (17) the Company’s expense-to-sales ratios or the changes in such ratios, or (18) the Company’s economic value added or changes in such value added, (19) the Company’s gross margin or the growth in such gross margin, or (20) the Company’s bad debt expense or the reduction in such bad debt expense.

(c)	Alternative Goals. The Committee shall set the performance goal or goals under this § 9.5, and no goal shall be treated as satisfied under this § 9.5 until the Committee certifies (in a manner which meets the requirements of § 162(m)) that such goal has been satisfied. A performance goal may be set in any manner determined by the Committee, including looking to achievement on an absolute or relative basis in relation to peer groups or indexes, and the Committee may set more than one goal. No change may be made to a performance goal after the goal has been set. However, the Committee may express any goal in terms of alternatives, or a range of alternatives, as the Committee deems appropriate under the circumstances, such as including or excluding (1) any acquisitions or dispositions, restructuring, discontinued operations, extraordinary items and other unusual or non-recurring charges, (2) any event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management or (3) the effects of tax or accounting changes.

§ 10.

NON-TRANSFERABILITY

No Option, Stock Appreciation Right or Stock Grant shall (absent the Committee’s express, written consent) be transferable by a Key Employee or a Director other than by will or by the laws of descent and distribution, and any Option or Stock Appreciation Right shall (absent the Committee’s express, written consent) be exercisable during a Key Employee’s or Director’s lifetime only by the Key Employee or Director. The person or persons to whom an Option or Stock Appreciation Right or Stock Grant is transferred by will or by the laws of descent and distribution (or with the Committee’s express, written consent) thereafter shall be treated as the Key Employee or Director.

§ 11.

SECURITIES REGISTRATION

As a condition to the receipt of shares of Stock under this Plan, the Key Employee or Director shall, if so requested by the Company, agree to hold such shares of Stock for investment and not with a view of resale or distribution to the public and, if so requested by the Company, shall deliver to the Company a written statement satisfactory to the Company to that effect. Furthermore, if so requested by the Company, the Key Employee or Director shall make a written representation to the Company that he or she will not sell or offer for sale any of such Stock unless a registration statement shall be in effect with respect to such Stock under the 1933 Act and any applicable state securities law or he or she shall have furnished to the Company an opinion in form and substance satisfactory to the Company of legal counsel satisfactory to the Company that such registration is not required. Certificates or other evidence of ownership representing the Stock transferred upon the exercise of an Option or Stock Appreciation Right or upon the lapse of the forfeiture conditions, if any, on any Stock Grant may at the discretion of the Company bear a legend to the effect that such Stock has not been registered under the 1933 Act or any applicable state securities law and that such Stock cannot be sold or offered for sale in the absence of an effective registration statement as to such Stock under the 1933 Act and any applicable state securities law or an opinion in form and substance satisfactory to the Company of legal counsel satisfactory to the Company that such registration is not required.

§ 12.

LIFE OF PLAN

No Option or Stock Appreciation Right shall be granted or Stock Grant made under this Plan on or after the earlier of:

(1)	the tenth anniversary of the effective date of this Plan (as determined under § 4), in which event this Plan otherwise thereafter shall continue in effect until all outstanding Options and Stock Appreciation Rights have been exercised in full or no longer are exercisable and all Stock issued under any Stock Grants under this Plan have been forfeited or have become non-forfeitable, or

(2)	the date on which all of the Stock reserved under § 3 has (as a result of the exercise of Options or Stock Appreciation Rights granted under this Plan or the satisfaction of the vesting terms and conditions, if any, with respect to Stock Grants) been issued or no longer is available for use under this Plan, in which event this Plan also shall terminate on such date.

§ 13.

ADJUSTMENT

13.1 Capital Structure. The grant limits described in § 3.5, the number, kind or class (or any combination thereof) of shares of Stock subject to outstanding Options and Stock Appreciation Rights granted under this Plan and the Option Price of such Options and the SAR Value of such Stock Appreciation Rights as well as the number, kind or class (or any combination thereof) of shares of Stock subject to outstanding Stock Grants made under this Plan shall be adjusted by the Committee in a reasonable and equitable manner to preserve immediately after

(a)	any equity restructuring or change in the capitalization of the Company, including, but not limited to, spin offs, stock dividends, large non-reoccurring cash or stock dividends, rights offerings or stock splits, or

(b)	any other transaction described in § 424(a) of the Code which does not constitute a Change in Control of the Company the aggregate intrinsic value of each such outstanding Option, Stock Appreciation Right and Stock Grant immediately before such restructuring or recapitalization or other transaction.

13.2 Shares Reserved. If any adjustment is made with respect to any outstanding Option, Stock Appreciation Right or Stock Grant under § 13.1, then the Committee shall adjust the number, kind or class (or any combination thereof) of shares of Stock reserved under § 3.1. The Committee shall have the discretion to limit such adjustment to account only for the number, kind and class of shares of Stock subject to each such Option, Stock Appreciation Right and Stock Grant as adjusted under § 13.1 or to further adjust such number, kind or class (or any combination thereof) of shares of Stock reserved under § 3.1 to account for a reduction in the total number of shares of Stock then reserved under § 3.1 which would result from the events described in § 13.1(a) and § 13.1(b) if no action was taken by the Committee under this § 13.2. The Committee may make any adjustment provided for in this § 13.2 without seeking the approval of the Company’s shareholders for such adjustment unless the Committee acting on the advice of counsel determined that such approval is required under applicable law or the rules of the stock exchange on which shares of Stock are traded.

13.3 Transactions Described in § 424 of the Code. If there is a corporate transaction described in § 424(a) of the Code which does not constitute a Change in Control of the Company, the Committee as part of any such transaction shall have right to make Stock Grants and Option and Stock Appreciation Right grants (without regard to any limitations set forth under § 3.5 of this Plan) to effect the assumption of, or the substitution for, outstanding stock grants and option and stock appreciation right grants previously made by any other corporation to the extent that such corporate transaction calls for such substitution or assumption of such outstanding stock grants and stock option and stock appreciation right grants. Furthermore, if the Committee makes any such grants as part of any such transaction, the Committee shall have the right to increase the number of shares of Stock available for issuance under § 3.1 by the number of shares of Stock subject to such grants without seeking the approval of the Company’s shareholders for such adjustment unless such approval is required under applicable law or the rules of the stock exchange on which shares of Stock are traded.

13.4 Fractional Shares. If any adjustment under this § 13 would create a fractional share of Stock or a right to acquire a fractional share of Stock under any Option, Stock Appreciation Right or Stock Grant, such fractional share shall be disregarded and the number of shares of Stock reserved under this Plan and the number subject to any Options, Stock Appreciation Right grants and Stock Grants shall be the next lower number of shares of Stock, rounding all fractions downward. An adjustment made under this § 13 by the Committee shall be conclusive and binding on all affected persons.

§ 14.

CHANGE IN CONTROL

14.1 No Continuation or Assumption of Plan or Grants/Terms of Certificate.

(a)	Application. This § 14.1 applies only if (i) there is a Change in Control and all of the outstanding Options, Stock Appreciation Rights and Stock Grants granted under this Plan are not continued in full force and effect or there is no assumption or substitution of the Options, Stock Appreciation Rights and Stock Grants (with their terms and conditions unchanged) granted under this Plan in connection with such Change in Control, or (ii) the terms of an Option Certificate, Stock Appreciation Right Certificate or Stock Grant Certificate expressly provide that this § 14.1 applies to the grant made under such certificate even if there is such a continuation, assumption, or substitution of such grant or this Plan.

(b)

Full Vesting. Under this § 14.1, if there is a Change in Control of the Company, then the Board shall have the right to deem at the time of such Change in Control any and all terms and conditions to the exercise of all outstanding Options and Stock Appreciation Rights on such date and any and all outstanding issuance and vesting conditions under any Stock Grants on such date to be 100% satisfied as of such date, and the Board shall have the right (to the extent expressly required as part of such transaction) to cancel such Options, Stock Appreciation Rights and Stock Grants after providing each Key Employee and Director a reasonable period to exercise his or her Options and Stock Appreciation Rights and to take such other action as necessary or appropriate to receive the Stock subject to any Stock Grants.

14.2 Continuation or Assumption of Plan or Grants. This § 14.2 applies to an Option Certificate, Stock Appreciation Right Certificate or Stock Grant Certificate if a Change in Control is not covered by § 14.1(a)(i) and such Certificate is not described in § 14.1(a)(ii). If this § 14.2 applies and if (a) a Key Employee’s employment with the Company, any Subsidiary of the Company, any Parent of the Company, or any Affiliate of the Company is terminated at the Company’s initiative for reasons other than Cause or is terminated at the Key Employee’s initiative for Good Reason within the Protection Period or (b) a Director’s service on the Board terminates for any reason within the two-year period starting on the date of such Change in Control, then any conditions to the exercise of such Key Employee’s or Director’s outstanding Options and Stock Appreciation Rights and any then outstanding issuance and forfeiture conditions on such Key Employee’s or Director’s Stock Grant automatically shall expire and shall have no further force or effect on or after the date his or her employment or service so terminates.

§ 15.

AMENDMENT OR TERMINATION

This Plan may be amended by the Board from time to time to the extent that the Board deems necessary or appropriate; provided, however, (a) no amendment shall be made absent the approval of the shareholders of the Company to the extent such approval is required under applicable law or the rules of the stock exchange on which shares of Stock are listed and (b) no amendment shall be made to § 14 on or after the date of any Change in Control which might adversely affect any rights which otherwise would vest on the date of such Change in Control. The Board also may suspend granting Options or Stock Appreciation Rights or making Stock Grants under this Plan at any time and may terminate this Plan at any time; provided, however, the Board shall not have the right in connection with any such suspension or termination to unilaterally to modify, amend or cancel any Option or Stock Appreciation Right granted or Stock Grant unless (1) the Key Employee or Director consents in writing to such modification, amendment or cancellation or (2) there is a dissolution or liquidation of the Company or a transaction described in § 14.

§ 16.

MISCELLANEOUS

16.1 Shareholder Rights. No Key Employee or Director shall have any rights as a shareholder of the Company as a result of the grant of an Option or a Stock Appreciation Right pending the actual delivery of the Stock subject to such Option or Stock Appreciation Right to such Key Employee or Director. A Key Employee’s or a Director’s rights as a shareholder in the shares of Stock which remain subject to forfeiture under § 9.2(b) shall be set forth in the related Stock Grant Certificate.

16.2 No Contract of Employment. The grant of an Option or a Stock Appreciation Right or a Stock Grant to a Key Employee or Director under this Plan shall not constitute a contract of employment or a right to continue to serve on the Board and shall not confer on a Key Employee or Director any rights upon his or her termination of employment or service in addition to those rights, if any, expressly set forth in this Plan or the related Option Certificate, Stock Appreciation Right Certificate or Stock Grant Certificate.

16.3 Tax Withholding. Each Option, Stock Appreciation Right and Stock Grant shall be made subject to the condition that the Key Employee or Director consents to whatever action the Committee directs to satisfy the federal and state tax withholding requirements, if any, which the Company determines are applicable to the exercise of such Option or Stock Appreciation Right or to the satisfaction of any vesting conditions with respect to Stock subject to a Stock Grant issued in the name of the Key Employee or Director. No tax withholding shall be effected under this Plan which exceeds the federal and state tax withholding requirements.

16.4 Construction. All references to sections (§) are to sections (§) of this Plan unless otherwise indicated. This Plan shall be construed under the laws of the State of Delaware. Each term set forth in § 2 shall, unless otherwise stated, have the meaning set forth opposite such term for purposes of this Plan and, for purposes of such definitions, the singular shall include the plural and the plural shall include the singular. Finally, if there is any conflict between the terms of this Plan and the terms of any Option Certificate, Stock Appreciation Right Certificate or Stock Grant Certificate, the terms of this Plan shall control.

16.5 Other Conditions. Each Option Certificate, Stock Appreciation Right Certificate or Stock Grant Certificate may require that a Key Employee or a Director (as a condition to the exercise of an Option or a Stock Appreciation Right or the issuance of Stock subject to a Stock Grant) enter into any agreement or make such representations prepared by the Company, including (without limitation) any agreement which restricts the transfer of Stock acquired pursuant to the exercise of an Option or a Stock Appreciation Right or Stock issued pursuant to a Stock Grant or provides for the repurchase of such Stock by the Company.

16.6 Rule 16b-3. The Committee shall have the right to amend any Option or Stock Appreciation Right or Stock Grant to withhold or otherwise restrict the transfer of any Stock or cash under this Plan to a Key Employee or Director as the Committee deems appropriate in order to satisfy any condition or requirement under Rule 16b-3 to the extent Rule 16 of the 1934 Act might be applicable to such grant or transfer.

16.7 Coordination with Employment Agreements and Other Agreements. If the Company enters into an employment agreement or other agreement with a Key Employee or Director which expressly provides for the acceleration in vesting of an outstanding Option, Stock Appreciation Right or Stock Grant or for the extension of the deadline to exercise any rights under an outstanding Option, Stock Appreciation Right or Stock Grant, any such acceleration or extension shall be deemed effected pursuant to, and in accordance with, the terms of such outstanding Option, Stock Appreciation Right or Stock Grant and this Plan even if such employment agreement or other agreement is first effective after the date the outstanding Option or Stock Appreciation Right was granted or the Stock Grant was made.

IN WITNESS WHEREOF, the Company has caused its duly authorized officer to execute this Plan to evidence its adoption of this Plan.

FleetCor Technologies, Inc.

By:

Date:

0                    ¢

FLEETCOR TECHNOLOGIES, INC.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

FOR THE ANNUAL MEETING OF STOCKHOLDERS

May 30, 2013

The undersigned hereby appoints Ronald F. Clarke and Eric R. Dey, and each of them, proxies with full power of substitution for and in the name of the undersigned, to vote all shares of stock of FleetCor Technologies, Inc., which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders to be held Thursday, May 30, 2013, 10:00 a.m. EDT, and at any postponement or adjournments thereof, upon the matters described in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement dated April 23, 2013, and upon any other business that may properly come before the meeting or any postponements or adjournments thereof. The proxies are directed to vote or refrain from voting pursuant to the Proxy Statement as follows and otherwise in their discretion upon all other matters that may properly come before the meeting or any postponement or adjournments thereof.

(Continued and to be signed on the reverse side)

¢	14475 ¢

ANNUAL MEETING OF STOCKHOLDERS OF

FLEETCOR TECHNOLOGIES, INC.

May 30, 2013

PROXY VOTING INSTRUCTIONS

TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

Vote by phone until 11:59 PM EDT the day before the meeting.	COMPANY NUMBER

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible. IN PERSON - You may vote your shares in person by attending the Annual Meeting.	ACCOUNT NUMBER

GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, proxy statement and proxy card are available at investor.fleetcor.com

i            Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone.             i

¢	20230300000000000000 4	053013

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR ALL NOMINEES” IN THE ELECTION OF DIRECTORS,

“FOR” PROPOSAL 2 AND “FOR” PROPOSAL 3.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☒

Elect two Class III Directors nominated by the Board of Directors:					FOR	AGAINST	ABSTAIN
			2.	Ratify the selection of Ernst & Young LLP as FleetCor’s independent auditor for 2013.	☐	☐	☐

☐ ☐ ☐	FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below)	NOMINEES: ¡ Ronald F. Clarke ¡ Richard Macchia	3.	Amendment to the FleetCor Technologies, Inc. 2010 Equity Compensation Plan, including an increase in the number of common shares available for issuance under the plan	☐	☐	☐
INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

This proxy will be voted as directed. If no direction is indicated, this proxy will be voted “FOR ALL NOMINEES” for Director, “FOR” Proposal 2 and “FOR” Proposal 3.

The undersigned acknowledges receipt with this proxy of a copy of the Notice of Annual Meeting and Proxy Statement dated April 23, 2013.

Please vote, sign and date this proxy and promptly return it in the enclosed envelope whether or not you plan to attend the Annual Meeting. If you attend the Annual Meeting, you may revoke the proxy and vote your shares in person.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.		☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

¢	Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.	¢